        As filed with the Securities and Exchange Commission on February 6, 2007
                                                     1940 Act File No. 811-09599

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                               Amendment No. 8

                            STATE STREET MASTER FUNDS
                      (FORMERLY STATE STREET MASTER TRUST)
               (Exact Name of Registrant as Specified in Charter)

                   P.O. BOX 5049, BOSTON, MASSACHUSETTS 02206
                    (Address of Principal Executive Offices)

                                 (617) 662-3966
                         (Registrant's Telephone Number)

                          Karen Jacoppo-Wood, Secretary
                       State Street Bank and Trust Company
                        2 Avenue de Lafayette, 6th Floor
                           Boston, Massachusetts 02111
                     (Name and Address of Agent for Service)

                                    Copy to:

                               Timothy W. Diggins
                                Ropes & Gray LLP
                             One International Place
                        Boston, Massachusetts 02110-2624

EXPLANATORY NOTE

     This Registration Statement on Form N-1A has been filed by the State Street Master Funds (the "Trust") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Trust are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Trust.

PART A

                  STATE STREET TAX FREE MONEY MARKET PORTFOLIO

                                February 7, 2007

          We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series which may be individually referred to as a "Portfolio" and are named as follows:

     -    State Street Equity 500 Index Portfolio (the "Equity 500 Index
          Portfolio");

     -    State Street Equity 400 Index Portfolio (the "Equity 400 Index
          Portfolio");

     - State Street Equity 2000 Index Portfolio (the "Equity 2000 Index Portfolio");

     - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

     - State Street Limited Duration Bond Portfolio (the "Limited Duration Bond Portfolio")

     -    State Street Money Market Portfolio (the "Money Market Portfolio");

     - State Street Tax Free Limited Duration Bond Portfolio (the "Tax Free Limited Duration Bond Portfolio");

     - State Street Tax Free Money Market Portfolio (the "Tax Free Money Market Portfolio"); and

     - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

          The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Tax Free Money Market Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Tax Free Money Market Portfolio. The Tax Free Money Market Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation.

SUMMARY

          Investment Objective. The Tax Free Money Market Portfolio's investment objective is to seek to maximize current income, exempt from federal income taxes, to the extent consistent with the preservation of capital and liquidity. There is no assurance that the Tax Free Money Market Portfolio will achieve its investment objective.

          Principal Investment Strategies. The Tax Free Money Market Portfolio has a fundamental policy of investing at least 80% of its net assets under normal market conditions in municipal securities, the interest from which is, in the opinion of bond counsel, exempt from federal income tax, including the alternative minimum tax. These securities are issued by states, municipalities and their political subdivisions and agencies, instrumentalities and other governmental units, and certain territories and possessions of the United States. Investments may include general obligation bonds and notes, revenue bonds and notes, commercial paper, private placements, tender option bonds, private activity bonds, industrial development bonds and municipal lease contracts. Securities purchased may bear fixed, variable or floating rates of interest or may be zero coupon securities. The Tax Free Money Market Portfolio may buy or sell securities on a when-issued or forward commitment basis.

          The Tax Free Money Market Portfolio may invest up to 20% of its assets in federally taxable money market instruments including securities issued by or guaranteed by the US government or its agencies or instrumentalities, certificates of deposit, commercial paper and repurchase agreements.

Principal risks of investing in Tax Free Money Market Portfolio

- Credit/Default Risk. Credit/default risk is the risk that an issuer or guarantor of a fixed-income security held by the Portfolio may default on its obligation.

- Interest Rate Risk. Interest rate increases can cause prices of a debt security to decrease. In addition, if a security is prepaid in a period of falling interest rates, the Tax Free Money Market Portfolio may have to reinvest the proceeds in lower-yielding investments. Interest rate risk is generally greater in the case of securities with longer durations and in the case of portfolios of securities with longer average durations.

- Liquidity Risk. Liquidity risk exists when particular investments cannot be disposed of quickly in the normal course of business. The ability of the Tax Free Money Market Portfolio to dispose of such securities at advantageous prices may be greatly limited, and the Tax Free Money Market Portfolio may have to continue to hold such securities during periods when the Adviser would otherwise have sold them. Some securities held by the Tax Free Money Market Portfolio may be restricted as to resale, and there is often no ready market for such securities. Illiquid securities may be more difficult to value than other securities.

- Money Market Risk. The risk that the Tax Free Money Market Portfolio will not be able to maintain a NAV per share of $1.00 at all times. Although a money market fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a money market fund. An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

- Municipal Obligations Risk. Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. These investments may be more adversely impacted by changes in tax rates and policies than taxable investments. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect the Tax Free Money Market Portfolio's ability to acquire and dispose of municipal securities at desirable yield and price levels. For instance, legislative proposals are introduced from time to time to restrict or eliminate the federal income tax exemption for municipal obligations interest. If such legislation is adopted, the Board of Trustees may re-evaluate the Tax Free Money Market Portfolio's investment objective and may submit possible changes in the structure of the fund to its shareholders if shareholder approval is required. Municipal obligations include revenue obligations. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. The Tax Free Money Market Portfolio's policy to invest in municipal debt obligations will subject the Portfolio to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration, to a greater extent than if the fund were able to invest in all types of debt obligations. Because many municipal securities are issued to finance similar projects, especially those relating to education, health care, transportation and utilities, conditions in those sectors can affect the overall municipal market. In addition, municipal securities backed by current or anticipated revenues from a specific project or specific asset can be negatively affected by the discontinuance of the taxation supporting the project or asset or the inability to collect revenues for the project. If the Internal Revenue Service determines the issuer of a municipal security has not complied with applicable tax requirements, interests from the security could become taxable and the security could decline in value. Municipal obligations may also be subject to call risk and extension risk.

- New Fund Risk. The Tax Free Money Market Portfolio may not grow to or maintain an economically viable size, in which case management of the Tax Free Money Market Portfolio may determine to liquidate the Portfolio at a time that may not be opportune for shareholders.

TEMPORARY DEFENSIVE POSITION

     - Defensive Strategies. From time to time, for temporary defensive purposes, the Portfolio may invest in taxable short-term investments. Dividends paid by the Portfolio that are attributable to income earned by the Portfolio from these instruments will be taxable to investors. This temporary defensive strategy may be inconsistent with the Portfolio's principal investment strategy and the Portfolio may not achieve its investment objective.

THE TAX FREE MONEY MARKET PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. AN INVESTMENT IN THE TAX FREE MONEY MARKET PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

          The investment objective of the Portfolio as stated above is fundamental which means that it may not be changed without shareholder approval. The investment policies described below reflect the Portfolio's current practices. In addition to the principal risks explained above, other risks are explained in some of the descriptions of the investment policies below:

          Eligible Securities. Money market funds invest in securities which qualify as "eligible" securities under the SEC rules applicable to money market mutual funds. At the time of acquisition, the Adviser will have determined that these eligible securities present minimal credit risk. In general, eligible securities include securities that: (1) are rated in one of the two highest short-term rating categories by at least two Nationally Recognized Statistical Rating Organizations (NRSRO); (2) are rated by one NRSRO, if only one rating service has rated the security; or (3) if unrated, are of comparable quality, as determined by the Adviser in accordance with procedures established by the Board of Trustees.

          Portfolio Maturity. A money market fund must limit its investments to securities with remaining maturities determined in accordance with applicable SEC regulations and must maintain a dollar-weighted average maturity of 90 days or less. The Portfolio expects normally to hold many portfolio instruments to maturity, but may dispose of them prior to maturity if the Adviser finds it advantageous or necessary. Investing in short-term money market instruments will result in high portfolio turnover.

          Municipal Securities. Municipal securities may be issued to obtain funds to be used for various public purposes, including general purpose financing for state and local governments, refunding outstanding obligations, and financings for specific projects or public facilities. General obligations are backed by the full faith and credit of the issuer. These securities include, for example, tax anticipation notes, bond anticipation notes and general obligation bonds. Revenue obligations are generally backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental users, and the user, rather than the municipality, assumes the credit risk. A municipal bond, like a bond issued by a corporation or the US government, obligates the obligor on the bond to pay the bondholder a fixed or variable amount of interest periodically, and to repay the principal value of the bond on a specific maturity date.

Municipal notes are short-term instruments which are issued and sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

          Some municipal securities are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks. In determining the credit quality of insured or letter of credit backed securities, the Adviser reviews the financial condition and creditworthiness of such parties including insurance companies, banks and corporations.

          Unlike most other bonds, however, municipal bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes. Municipal bonds, and municipal bond funds, can therefore be advantageous to investors in higher tax brackets. However, because the interest is tax-exempt, municipal bond yields typically are lower than yields on taxable bonds and bond funds with comparable maturity ranges.

          Tax Exempt Commercial Paper. Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject. The Fund will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody's Investors Service, Inc., A-1 by Standard & Poor's Rating Group or F-1 by Fitch's Investor Service.

          Variable and Floating Rate Securities. The Portfolio may purchase variable rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equity to the period remaining until the next readjustment of the interest rate. The Portfolio may also purchase floating rate securities. A floating rate security generally provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day US Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations.

          Portfolio Holdings Disclosure. The Tax Free Money Market Portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

          The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Tax Free Money Market Portfolio and makes investment decisions on its behalf.

          The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Tax Free Money Market Portfolio. The Adviser places all orders for purchases and sales of the Tax Free Money Market Portfolio's investments. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is the world's largest institutional money manager, and uses quantitative and traditional techniques to manage more than $1.7 trillion in assets as of December 31, 2006 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. It had approximately $122 billion in assets under management at December 31, 2006. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

          The Adviser places all orders for purchases and sales of the Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Portfolio in accordance with procedures adopted by the

Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

          The basis for the Board of Trustees approving the Portfolio's investment advisory agreement with the Adviser will be discussed in the Portfolio's Semi-Annual Report or Annual Report for the first semi-annual period after the Portfolio commences operations.

          The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

ADMINISTRATOR

          State Street Bank and Trust Company is the administrator, custodian and transfer agent for the Tax Free Money Market Portfolio.

ADVISORY FEE

          As compensation for the Adviser's services to the Tax Free Money Market Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets. The Adviser has contractually agreed to limit the total operating expenses of the Tax Free Money Market Portfolio to 0.10% of the Portfolio's average daily net assets until April 30, 2008.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

          The Portfolio seeks to maintain a stable $1.00 per share net asset value ("NAV"). The Portfolio determines the price per share (or NAV) each business day as of the close of the regular trading session of the New York Stock Exchange (the "NYSE"), which is ordinarily 4:00 p.m. ET. A business day is one on which the NYSE is open for regular trading. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veteran's Day. On these holidays, you will not be able to purchase shares by wiring federal funds because the federal funds wiring does not occur on these holidays. Notwithstanding the foregoing provision, the Portfolio reserves the right to accept orders to purchase or redeem shares on any day that is not a business day and the Federal Reserve or National Securities Clearing Corporation remains open. Also, the Portfolio may designate special hours of operation on any such day. In the event that the Portfolio invokes the right to accept orders to purchase or redeem shares on any day that is not a business day or adopt special hours of operation, the Portfolio will post advance notice of these events at https://www.sttfunds.com. The Portfolio determines its net asset value per share at amortized cost, pursuant to Rule 2a-7 under the Investment Company Act of 1940. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

PURCHASING BENEFICIAL INTERESTS

          The Tax Free Money Market Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Tax Free Money Market Portfolio.

          Investors pay no sales load to invest in the Tax Free Money Market Portfolio. The price for Tax Free Money Market Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

          The minimum initial investment in the Tax Free Money Market Portfolio is $10 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Tax Free Money Market Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Tax Free Money Market Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

          In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

          An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Tax Free Money Market Portfolio. The Tax Free Money Market Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Tax Free Money Market Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

          Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

          The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

          The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

          The Tax Free Money Market Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Tax Free Money Market Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          The Tax Free Money Market Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2) and 851(b)(3)(A) and (B) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

                  STATE STREET LIMITED DURATION BOND PORTFOLIO

                                February 7, 2007

          We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series which may be individually referred to as a "Portfolio" and are named as follows:

     -    State Street Equity 500 Index Portfolio (the "Equity 500 Index
          Portfolio");

     -    State Street Equity 400 Index Portfolio (the "Equity 400 Index
          Portfolio");

     - State Street Equity 2000 Index Portfolio (the "Equity 2000 Index Portfolio");

     - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

     - State Street Limited Duration Bond Portfolio (the "Limited Duration Bond Portfolio")

     -    State Street Money Market Portfolio (the "Money Market Portfolio");

     - State Street Tax Free Limited Duration Bond Portfolio (the "Tax Free Limited Duration Bond Portfolio");

     - State Street Tax Free Money Market Portfolio (the "Tax Free Money Market Portfolio"); and

     - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

          The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Limited Duration Bond Market Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Limited Duration Bond Portfolio. The Limited Duration Bond Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation.

SUMMARY

          Investment Objective. The Limited Duration Bond Portfolio's investment objective is to seek high current income and liquidity. The Portfolio invests at least 65% of its assets in a diversified portfolio of investment grade debt securities (those of medium and high quality) and maintains a dollar-weighted average portfolio duration of one year or less. The Portfolio is not a money market fund, and the Portfolio's net asset value per share will fluctuate. There is no assurance that the Limited Duration Portfolio will achieve its investment objective.

          Principal Investment Strategies. The Limited Duration Bond Portfolio attempts to meet its objective by investing primarily in high-quality, dollar denominated, investment grade debt instruments, such as mortgage related securities, corporate notes, variable and floating rate notes and asset-backed securities. The Portfolio may also invest in derivative instruments, such as futures contracts, options, interest rate swaps, default/credit swaps, total return swaps and other structured investments, as a substitute for investments directly in securities, to adjust the sensitivity of the Portfolio's portfolio of investments to changes in interest rates, or otherwise to increase the Portfolio's investment return. The Adviser will actively trade the Portfolio's portfolio of investments securities in an attempt to benefit from short-term yield disparities among different issues of fixed-income securities, or otherwise to increase the Portfolio's investment return.

          Investment grade securities are (i) rated in one of the four highest categories (or in the case of commercial paper, in the two highest categories) by at least one NRSRO; or (ii) if not rated, are of comparable quality, as determined by the Adviser. If a security is downgraded and is no longer investment grade, the Portfolio may continue to hold the security if the Adviser determines that to be in the best interest of the Portfolio.

Principal risks of investing in Limited Duration Bond Portfolio

- Asset-Backed Securities Risk. Asset-backed securities are obligations whose principal and interest payments are supported or collateralized by pools of other assets, such as automobile loans, credit card receivables or leases. Defaults on the underlying assets may impair the value of an asset-backed security. Furthermore, there may be legal and practical limitations on the enforceability of any security interest granted with respect to those underlying assets. Asset-backed securities are also subject to prepayment risk, described below.

- Call Risk. Call risk is the risk that an issuer will exercise its right to pay principal on an obligation held by a fund (such as a mortgage-backed security) earlier than expected. This may happen, for example, when there is a decline in interest rates. Under these circumstances, the Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

- Credit/Default Risk. Credit/default risk is the risk that an issuer or guarantor of a fixed-income security held by the Portfolio, or the obligor on a derivative instrument held by the Portfolio, may default on its obligation.

- Derivatives Risk. Derivative transactions typically involve leverage and may be highly volatile. It is possible that a derivative transaction will result in a loss great than the principal amount invested, and the Portfolio may not be able to close-out a derivative transaction at a favorable time or price.

- Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may lock in a below-market interest rate, increase the security's duration, and reduce the value of the security.

- Foreign Investment Risk. Adverse political, regulatory, market, or economic developments in foreign countries can affect issuers located in those countries. Investments in foreign countries may also be subject to foreign withholding taxes. Foreign securities or securities denominated in foreign currencies may be adversely affected by changes in currency exchange rates.

- Interest Rate Risk. Interest rate increases can cause the price of a debt security to decrease. In addition, if a security is prepaid in a period of falling interest rates, the Portfolio may have to reinvest the proceeds in lower-yielding investments. Interest rate risk is generally greater in the case of securities with longer durations and in the case of portfolios of securities with longer average durations.

- Liquidity Risk. Liquidity risk exists when particular investments cannot be disposed of quickly in the normal course of business. The ability of the Portfolio to dispose of such securities at advantageous prices may be greatly limited, and the Portfolio may have to continue to hold such securities during periods when the Adviser would otherwise have sold them. Some securities held by the Portfolio may be restricted as to resale, and there is often no ready market for such securities. Illiquid securities may be more difficult to value than other securities.

- Mortgage-Backed Securities Risk. Mortgage-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. The values of mortgage-backed securities become more volatile as interest rates rise. In a period of declining interest rates, the Portfolio may be required to reinvest more frequent prepayments on mortgage-backed investments in lower-yielding investments.

- New Fund Risk. The Portfolio may not grow to or maintain an economically viable size, in which case management of the Portfolio may determine to liquidate the Portfolio at a time that may not be opportune for shareholders.

- Prepayment Risk. Prepayment risk is the risk that during periods of declining interest rates, the issuer of a security may exercise its option to prepay principal earlier than scheduled, forcing the Portfolio to reinvest in lower yielding securities.

- Sector Risk. The risk that the Portfolio concentrates its investment in specific industry sectors that have historically experienced substantial price volatility. The Portfolio is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by the Portfolio may lack sufficient market liquidity to enable the Portfolio to sell the securities at an advantageous time or without a substantial drop in price.

- US Government Securities Risk. Securities issued or guaranteed by certain agencies and instrumentalities of the US government are not supported by the full faith and credit of the United States. For example, mortgage-backed bonds issued by Fannie Mae or Freddie Mac are backed only by the credit of those issuers.

TEMPORARY DEFENSIVE POSITION

     - Defensive Strategies. At times, the Adviser may judge that market conditions make pursuing the Portfolio's basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Adviser may (but will not necessarily), without notice, temporarily use alternative strategies primarily designed to reduce fluctuations in the values of the Portfolio's assets. In implementing these defensive strategies, the Portfolio may hold assets in cash and cash equivalents and in other investments that the Adviser believes to be consistent with the Portfolio's best interests. Taking such a temporary defensive position may result in the Portfolio not achieving its investment objective.

THE LIMITED DURATION BOND PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE LIMITED DURATION BOND PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE LIMITED DURATION BOND PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

          The investment objective of the Portfolio as stated above is non-fundamental which means that it may be changed without shareholder approval. The investment policies described below reflect the Portfolio's current practices. In addition to the principal risks explained above, other risks are explained in some of the descriptions of the investment policies below:

          Variable and Floating Rate Securities. The Portfolio may purchase variable and floating rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. The Portfolio may also purchase floating rate securities. A floating rate security generally provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day US Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Variable and floating rate securities are subject to many of the risks of investing in debt securities generally.

          Asset-Backed Securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as over collateralization, a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower's other securities. The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security's par value. If the credit enhancement of an asset-backed security held by the Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

          Prepayment Risk - Like mortgage-backed securities, asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. The Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and it may have to reinvest the amount of any prepayments in lower yielding securities.

          Other Risk Associated with Asset-Backed Securities - Asset-backed securities present certain additional risks that are not presented by mortgage-backed securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

          Mortgage-Backed Securities. Unlike traditional debt investments, payments on mortgage-backed investments typically include both interest and partial payment of principal. Principal may also be prepaid voluntarily, or as a result of refinancing or foreclosure. The Portfolio may have to invest the proceeds from prepaid investments in other investments with less attractive terms and yields. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Because the repayment rate generally declines as interest rates rise, an increase in interest rates will likely increase the duration, and thus the volatility, of mortgage-backed securities. Some mortgage-backed investments receive only the interest portion ("IOs") or the principal portion ("POs") of payments on the underlying assets. The yields and values of these investments are extremely sensitive to changes in interest rates and in the rate of principal payments on the underlying assets. IOs tend to decrease in value if interest rates decline and rates of repayment (including prepayment) on the underlying mortgages or assets increase; it is possible that the Portfolio may lose the entire amount of its investment in an IO due to a decrease in interest rates. Conversely, POs tend to decrease in value if interest rates rise and rates of repayment decrease. Moreover, the market for IOs and POs may be volatile and limited, which may make them difficult for the Portfolio to buy or sell. The Portfolio may gain investment exposure to mortgage-backed investments by entering into agreements with financial institutions to buy the investments at a fixed price at a future date. The Portfolio may or may not take delivery of the investments at the termination date of such an agreement, but will nonetheless be exposed to changes in value of the underlying investments during the term of the agreement. Mortgage-backed securities in which the Portfolio invests include those issued by private issuers, which are not guaranteed or backed by the credit of the U.S. government or by an agency or instrumentality of the U.S. government.

          Government Securities. US Government securities include US Treasury bills, notes, and bonds and other obligations issued or guaranteed as to interest and principal by the US Government or its agencies or instrumentalities. Obligations issued or guaranteed as to interest and principal by the US Government, its agencies or instrumentalities include securities that are supported by the full faith and credit of the United States Treasury, securities that are supported by the right of the issuer to borrow from the United States Treasury, discretionary authority of the US Government agency or instrumentality, and securities supported solely by the creditworthiness of the issuer.

          Futures Contracts and Options on Futures. To invest cash for purposes of hedging the Portfolio's other investments, the Portfolio may enter into futures contracts that relate to securities in which they may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts. The Portfolio may also purchase futures and options if cheaper than the underlying stocks or bonds.

          A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as US Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index at a specified future date at a price agreed upon when the contract is made. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

          Substantially all futures contracts are closed out before settlement date or called for cash settlement. A futures contract is closed out by buying or selling an identical offsetting futures contract. Upon entering into a futures contract, the Portfolio is required to deposit an initial margin with Custodian for the benefit of the futures broker. The initial margin serves as a "good faith" deposit that the Portfolio will honor its futures commitments. Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.

          Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

          When trading futures contracts, the Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures. The Portfolio's transactions, if any, in options, futures, options on futures and equity swaps involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Please see Derivatives Risk in the Principal Risks section.

          Interest Rate Swaps, Default/Credit Swaps, Total Return Swaps, and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Default/credit swaps involve the receipt of floating or fixed-rate payments in exchange for assuming potential credit losses of an underlying security. Default/credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events. Total return swaps involve the receipt or payment of the "total return" of a defined underlying asset in exchange for the payment or receipt of a cash flow based on a predetermined floating rate. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. The Portfolio may enter into swap transactions for hedging purposes or to seek to increase total return. The use of interest rate and default/credit swaps and total return swaps, as well as interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values or interest rates, the investment performance of the Portfolio would be less favorable than it would have been if these investment techniques were not used. The

Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. These transactions are intended to be used as a hedge and not as a speculative investment. Please see Derivative Risk in the Principal Risks section.

          Section 4(2) Commercial Paper. Section 4(2) commercial paper is commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (Section 4(2) paper). Section 4(2) paper is restricted as to disposition under the Federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors like the Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper. As a result it suffers from a liquidity risk. Section 4(2) paper will not be subject to the Investment Company's percentage limitations on illiquid securities where the Board of Trustees (pursuant to guidelines they have adopted) determines that a liquid trading market exists.

          Repurchase Agreements. The Portfolio enters into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio's original purchase price plus interest within a specified time. Repurchase transactions are limited to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. If the other party or "seller" defaults, the Portfolio might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Portfolio are less than the repurchase price and the Portfolio's cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of a bankruptcy of the seller, the Portfolio may be delayed or prevented from recovering the collateral.

          Portfolio Duration. The Portfolio will maintain a dollar-weighted average portfolio duration of one year or less. Duration is a measure of the price sensitivity of a security to changes in interest rates. Unlike maturity, which measures the period of time until final payment is to be made on a security, duration measures the dollar-weighted average maturity of a security's expected cash flows (i.e., interest and principal payments), discounted to their present values, after giving effect to all maturity shortening features, such as call or redemption rights. With respect to a variable or floating-rate instrument, duration is adjusted to indicate the price sensitivity of the instrument to changes in the interest rate in effect until the next reset date. For substantially all securities, the duration of a security is equal to or less than its stated maturity.

          Options on Securities and Securities Indices. The Portfolio may write and purchase covered put and call options on securities in which it may directly invest. Option transactions of the Portfolio will be conducted so that the total amount of paid on premiums paid by the Portfolio for all put and call options held by it at any time outstanding will not exceed 5% of the value of the Portfolio's total assets. Further, the Portfolio will not write a put or call option or combination thereof if, as a result, the aggregate value of all securities or collateral deliverable underused to cover its outstanding options would exceed 25% of the value of the Portfolio's total assets.

          Portfolio Holdings Disclosure. The Limited Duration Bond Portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

          The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Limited Duration Bond Portfolio and makes investment decisions on its behalf.

          The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Limited Duration Bond Portfolio. The Adviser places all orders for purchases and sales of the Limited Duration Bond Portfolio's investments. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is the world's largest institutional money manager, and uses quantitative and traditional techniques to manage more than $1.7 trillion in assets as of December 31, 2006 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. It had approximately $122 billion in assets under management at December 31, 2006. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

          The Adviser places all orders for purchases and sales of the Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

          The basis for the Board of Trustees approving the Portfolio's investment advisory agreement with the Adviser will be discussed in the Portfolio's Semi-Annual Report or Annual Report for the first semi-annual period after the Portfolio commences operations.

          The Adviser manages the Portfolio using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within the team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within the firm. Each portfolio management team is overseen by the SSgA Investment Committee. Key professionals involved in the day-to-day portfolio management for the Portfolio include the following:

MARIA PINO, CFA

          Ms. Pino is a Vice President of State Street Global Advisors and a Principal of SSgA FM. She has been a portfolio manager in the firm's Cash Management group since 1997. Prior to joining SSgA, Ms. Pino was with Partners HealthCare System, Inc., where she managed non-ERISA assets. She has been working in the investment management field since 1981. Ms. Pino received a Bachelors degree in Accounting from Providence College, a Masters degree in Economics from Northeastern University, and an MBA from Boston University. She earned the Chartered Financial Analyst designation and is a member of CFA Institute and the Boston Security Analysts Society.

THOMAS CONNELLEY, CFA

          Mr. Connelley is a Vice President of State Street Global Advisors and a Principal of SSgA FM. He is a Portfolio Manager in the firm's Cash Management group. Prior to joining SSgA in 2003, Mr. Connelley was a Vice President and Portfolio Manager with Standish Mellon Asset Management where he was responsible for management of various short duration strategies. Mr. Connelley has worked in investment management since 1991. Mr. Connelley holds a Bachelor of Science degree in Business Administration with a concentration in Finance from Bryant College. He holds the Chartered Financial Analyst designation, and is a member of the Boston Security Analysts Society and CFA Institute.

          Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Portfolio is available in the Statement of Additional Information.

          The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

ADMINISTRATOR

          State Street Bank and Trust Company is the administrator, custodian and transfer agent for the Limited Duration Bond Portfolio.

ADVISORY FEE

          As compensation for the Adviser's services to the Limited Duration Bond Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets. The Adviser has contractually agreed to limit the total operating expenses of the Limited Duration Bond Portfolio to 0.10% of the Portfolio's average daily net assets until April 30, 2008.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

          The Portfolio determines the price per share (or NAV) each business day as of the close of the regular trading session of the New York Stock Exchange (the "NYSE"), which is ordinarily 4:00 p.m. ET. Pricing does not occur on NYSE holidays. A business day is one on which the NYSE is open for regular trading. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veteran's Day. On these holidays, you will not be able to purchase shares by wiring federal funds because the federal funds wiring does not occur on these holidays. The price per share for the Portfolio is computed by adding the value of all securities and other assets of the Portfolio, deducting accrued liabilities, dividing by the number of shares outstanding and rounding to the nearest cent.

          Ordinarily, the Portfolio values each portfolio security based upon the last reported sales price or other market quotation for the security in the market in which the security principally trades. If market quotations are not readily available for a security or if subsequent events suggest that a market quotation is not reliable, the Portfolio will use the security's fair value, as determined in accordance with procedures approved by the Board of Trustees. Because foreign securities sometimes trade on days when Portfolio shares are not priced, the value of the Portfolio's portfolio may change on days when Portfolio shares cannot generally be purchased or redeemed. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.

PURCHASING BENEFICIAL INTERESTS

          The Limited Duration Bond Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Limited Duration Bond Portfolio.

          Investors pay no sales load to invest in the Limited Duration Bond Portfolio. The price for Limited Duration Bond Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

          The minimum initial investment in the Limited Duration Bond Portfolio is $5 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Limited Duration Bond Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Limited Duration Bond Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

          In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

          An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Limited Duration Bond Portfolio. The Limited Duration Bond Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Limited Duration Bond Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

          Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

          The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

          The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

          The Limited Duration Bond Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Limited Duration Bond Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          The Limited Duration Bond Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2) and 851(b)(3)(A) and (B) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART A

              STATE STREET TAX FREE LIMITED DURATION BOND PORTFOLIO

                                February 7, 2007

          We have omitted responses to Items 1, 2, 3 and 8 pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

INTRODUCTION

State Street Master Funds (the "Trust") is a no-load, open-end management investment company and was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The Trust contains the following diversified series which may be individually referred to as a "Portfolio" and are named as follows:

     -    State Street Equity 500 Index Portfolio (the "Equity 500 Index
          Portfolio");

     -    State Street Equity 400 Index Portfolio (the "Equity 400 Index
          Portfolio");

     - State Street Equity 2000 Index Portfolio (the "Equity 2000 Index Portfolio");

     - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

     - State Street Limited Duration Bond Portfolio (the "Limited Duration Bond Portfolio")

     -    State Street Money Market Portfolio (the "Money Market Portfolio");

     - State Street Tax Free Limited Duration Bond Portfolio (the "Tax Free Limited Duration Bond Portfolio");

     - State Street Tax Free Money Market Portfolio (the "Tax Free Money Market Portfolio"); and

     - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio").

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

          The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Tax Free Limited Duration Bond Portfolio are described below; the investment objectives, principal strategies, risks and portfolio holdings disclosure policy of the Trust's other Portfolios are described separately. See Part B for a description of certain fundamental investment restrictions for the Tax Free Limited Duration Bond Portfolio. The Tax Free Limited Duration Bond Portfolio's investment adviser is SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation.

SUMMARY

          Investment Objective. The Tax Free Limited Duration Bond Portfolio's investment objective is to seek to provide federally tax-exempt current income and liquidity. The Portfolio invests at least 80% of its assets in a diversified portfolio of investment grade municipal debt securities and maintains a dollar-weighted average portfolio duration of one year or less. The Portfolio is not a money market fund, and the Portfolio's net asset value per share will fluctuate. There is no assurance that the Portfolio will achieve its investment objective.

          Principal Investment Strategies. The Tax Free Limited Duration Bond Portfolio has a fundamental policy of investing at least 80% of its net assets under normal market conditions in investment grade municipal securities, the interest from which is, in the opinion of bond counsel, exempt from federal income tax, including the alternative minimum tax. These securities are issued by states, municipalities and their political subdivisions and agencies, instrumentalities and other governmental units, and certain territories and possessions of the United States.

Investments may include general obligation bonds and notes, revenue bonds and notes, commercial paper, private placements, tender option bonds, private activity bonds, industrial development bonds and municipal lease contracts. Securities purchased may bear fixed, variable or floating rates of interest or may be zero coupon securities. The Portfolio may buy or sell securities on a when-issued or forward commitment basis. The Fund may invest in municipal securities by investing in other funds.

          The Portfolio may invest up to 20% of its assets in federally taxable securities including obligations issued by or guaranteed by the US government or its agencies or instrumentalities, certificates of deposit, commercial paper and repurchase agreements.

          The municipal debt obligations in which the Portfolio may invest include investments in certain revenue sectors that may be more volatile than others due to changing economic and regulatory issues. This may include industrial development, pollution control, resource recovery, housing, and hospital revenue bond issues. The Portfolio will invest in debt obligations rated investment grade by Moody's, S&P, or equivalent by another national rating organization. The Portfolio does not currently intend to invest in securities subject to the alternative minimum tax.

          Investment grade securities are (i) rated in one of the four highest categories (or in the case of commercial paper, in the two highest categories) by at least one NRSRO; or (ii) if not rated, are of comparable quality, as determined by the Adviser. Unrated securities in which the Portfolio may invest include those for which the Adviser has determined is of comparable quality. If a security is downgraded and is no longer investment grade, the Portfolio may continue to hold the security if the Adviser determines that to be in the best interest of the Portfolio.

Principal risks of investing in Tax Free Limited Duration Bond Portfolio

- Call Risk. Call risk is the risk that an issuer will exercise its right to pay principal on an obligation held by a fund (such as a mortgage-backed security) earlier than expected. This may happen, for example, when there is a decline in interest rates. Under these circumstances, the Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

- Credit/Default Risk. Credit/default risk is the risk that an issuer or guarantor of a fixed-income security held by the Portfolio, or the obligor on a derivative instrument held by the Portfolio, may default on its obligation.

- Interest Rate Risk. Interest rate increases can cause the price of a debt security to decrease. In addition, if a security is prepaid in a period of falling interest rates, the Portfolio may have to reinvest the proceeds in lower-yielding investments. Interest rate risk is generally greater in the case of securities with longer durations and in the case of portfolios of securities with longer average durations.

- Liquidity Risk. Liquidity risk exists when particular investments cannot be disposed of quickly in the normal course of business. The ability of the Portfolio to dispose of such securities at advantageous prices may be greatly limited, and the Portfolio may have to continue to hold such securities during periods when the Adviser would otherwise have sold them. Some securities held by the Portfolio may be restricted as to resale, and there is often no ready market for such securities. Illiquid securities may be more difficult to value than other securities.

     - Municipal Obligations Risk. Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. These investments may be more adversely impacted by changes in tax rates and policies than taxable investments. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect the Portfolio's ability to acquire and dispose of municipal securities at desirable yield and price levels. For instance, legislative proposals are introduced from time to time to restrict or eliminate the federal income tax exemption for municipal obligations interest. If such legislation is adopted, the Board of Trustees may re-evaluate the Portfolio's investment objective and may submit possible changes in the structure of the Portfolio to its shareholders if shareholder approval is required. Municipal obligations include revenue obligations. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. The Portfolio's policy to invest in municipal debt obligations will subject the Portfolio to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration, to a greater extent than if the Portfolio were able to invest in all types of debt obligations. Because many municipal securities are issued to finance similar projects, especially those relating to education, health care, transportation and utilities, conditions in those sectors can affect the overall municipal market. In addition, municipal securities backed by current or anticipated revenues from a specific project or specific asset can be negatively affected by the discontinuance of the taxation supporting the project or asset or the inability to collect revenues for the project. If the Internal Revenue Service determines the issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become taxable and the security could decline in value. Municipal obligations may also be subject to call risk and extension risk.

     - New Fund Risk. The Tax Free Limited Duration Bond Portfolio may not grow to or maintain an economically viable size, in which case management of the Tax Free Limited Duration Bond Portfolio may determine to liquidate the Portfolio at a time that may not be opportune for shareholders.

TEMPORARY DEFENSIVE POSITION

     - Defensive Strategies. From time to time, for temporary defensive purposes, the Portfolio may invest without limit in taxable short-term investments. Dividends paid by the Portfolio that are attributable to income earned by the Portfolio from these instruments will be taxable to investors. This temporary defensive strategy may be inconsistent with the Portfolio's principal investment strategy, and the Portfolio may not achieve its investment objective.

THE TAX FREE LIMITED DURATION BOND PORTFOLIO'S BENEFICIAL INTERESTS WILL CHANGE IN VALUE, AND YOU COULD LOSE MONEY BY INVESTING IN THE PORTFOLIO. THE TAX FREE LIMITED DURATION BOND PORTFOLIO MAY NOT ACHIEVE ITS OBJECTIVE. AN INVESTMENT IN THE TAX FREE LIMITED DURATION BOND PORTFOLIO IS NOT A DEPOSIT WITH A BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

          The investment objective of the Portfolio as stated above is fundamental which means that it may not be changed without shareholder approval. The investment policies described below reflect the Portfolio's current practices. In addition to the principal risks explained above, other risks are explained in some of the descriptions of the investment policies below:

          Municipal Securities. Municipal securities may be issued to obtain funds to be used for various public purposes, including general purpose financing for state and local governments, refunding outstanding obligations, and financings for specific projects or public facilities. General obligations are backed by the full faith and credit of the issuer. These securities include, for example, tax anticipation notes, bond anticipation notes and general obligation bonds. Revenue obligations are generally backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental users, and the user, rather than the municipality, assumes the credit risk. A municipal bond, like a bond issued by a corporation or the US government, obligates the obligor on the bond to pay the bondholder a fixed or variable amount of interest periodically, and to repay the principal value of the bond on a specific maturity date. Municipal notes are short-term instruments which are issued and sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

          Some municipal securities are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks. In determining the credit quality of insured or letter of credit backed securities, the Adviser reviews the financial condition and creditworthiness of such parties including insurance companies, banks and corporations.

          Unlike most other bonds, however, municipal bonds pay interest that is exempt from federal income taxes and, in some cases, also from state and local taxes. Municipal bonds, and municipal bond funds, can therefore be advantageous to investors in higher tax brackets. However, because the interest is tax-exempt, municipal bond yields typically are lower than yields on taxable bonds and bond funds with comparable maturity ranges.

          Variable and Floating Rate Securities. The Portfolio may purchase variable rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equity to the period remaining until the next readjustment of the interest rate. The Portfolio may also purchase floating rate securities. A floating rate security generally provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day US Treasury bills or the prime rate of a specified bank. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations.

          Commercial Paper and Other Short-Term Obligations. Commercial paper (including variable amount master notes and funding agreements) are short-term promissory notes issued by corporations, partnerships, trusts or other entities, to finance short-term credit needs. Short-term obligations used by a fund include non-convertible debt securities (e.g., bonds and debentures) with not more than 397 days (13 months) remaining to maturity at the time of purchase. Short-term obligations issued by trusts may include, but are not limited to, mortgage-related or asset-backed debt instruments, including pass-through certificates such as participation in, or Treasury bonds or notes backed by, pools of mortgages, or credit card, automobile or other types of receivables.

          Portfolio Duration. The Portfolio will maintain a dollar-weighted average portfolio duration of one year or less. Duration is a measure of the price sensitivity of a security to changes in interest rates. Unlike maturity, which measures the period of time until final payment is to be made on a security, duration measures the dollar-weighted average maturity of a security's expected cash flows (i.e., interest and principal payments), discounted to their present values, after giving effect to all maturity shortening features, such as call or redemption rights. With respect to a variable or floating-rate instrument, duration is adjusted to indicate the price sensitivity of the instrument to changes in the interest rate in effect until the next reset date. For substantially all securities, the duration of a security is equal to or less than its stated maturity.

          Portfolio Holdings Disclosure. The Tax Free Limited Duration Bond Portfolio holdings disclosure policy is described in the Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

          The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Board of Trustees may determine, the Adviser furnishes a continuing investment program for the Tax Free Limited Duration Bond Portfolio and makes investment decisions on its behalf.

          The Adviser, subject to the supervision of the Board of Trustees, is responsible for the investment management of the Tax Free Limited Duration Bond Portfolio. The Adviser places all orders for purchases and sales of the Tax Free Limited Duration Bond Portfolio's investments. State Street Global Advisors ("SSgA") is the investment management group of State Street Corporation and includes the Adviser. SSgA is the world's largest institutional money manager, and uses quantitative and traditional techniques to manage more than $1.7 trillion in assets as of December 31, 2006 in investment programs and portfolios for institutional and individual investors. The Adviser is registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. It had approximately $122 billion in assets under management at December 31, 2006. The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

          The Adviser places all orders for purchases and sales of the Portfolio's investments. In selecting broker-dealers, the Adviser may consider research and brokerage services furnished to it and its affiliates. Affiliates of the Adviser may receive brokerage commissions from the Portfolio in accordance with procedures adopted by the Board of Trustees under the Investment Company Act of 1940, as amended (the "1940 Act"), which require periodic review of these transactions.

          The basis for the Board of Trustees approving the Portfolio's investment advisory agreement with the Adviser will be discussed in the Portfolio's Semi-Annual Report or Annual Report for the first semi-annual period after the Portfolio commences operations.

          The Adviser manages the Portfolio using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within the team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within the firm. Each portfolio management team is overseen by the SSgA Investment Committee. Key professionals involved in the day-to-day portfolio management for the Portfolio include the following:

JAMES DONAHUE

          Mr. Donahue is a Vice President of State Street Global Advisors and a Principal of SSgA FM. He joined State Street in 1990 and worked in the fixed income area of Securities Trading. Mr. Donahue has worked in the fixed income arena since 1969 after he started out with Merrill Lynch. Mr. Donahue is a member of the Boston Municipal Bond Club. Mr. Donahue earned a BA in Economics from Belknap College, and a BA in Russian from Syracuse University.

TIMOTHY RYAN, CFA

          Mr. Ryan is a Vice President of State Street Global Advisors and a Principal of SSgA FM. He joined State Street in 2003 and is the unit head for the Municipal Bond Group responsible for the nuclear decommissioning trusts and insurance portfolios as well as cross over analysis and setting portfolio strategy to maximize after tax return on the Lehman Aggregate benchmarked portfolios. Prior to joining SSGA, Mr. Ryan was a lead portfolio manager in the municipal bond group at Deutsche Bank Asset Management, formally Scudder Insurance Asset Management. Mr. Ryan has a BS from University of Wisconsin and a Master of Management from JL Kellogg Graduate School of Management Northwestern University. Mr. Ryan has earned the Chartered Financial Analyst designation.

          Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of securities in the Portfolio is available in the Statement of Additional Information.

          The Adviser's principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

ADMINISTRATOR

          State Street Bank and Trust Company is the administrator, custodian and transfer agent for the Tax Free Limited Duration Bond Portfolio.

ADVISORY FEE

          As compensation for the Adviser's services to the Tax Free Limited Duration Bond Portfolio as investment adviser and State Street's services as administrator, custodian and transfer agent (and for assuming certain ordinary operating expenses), the Portfolio is obligated to pay a fee of 0.10% of the Portfolio's average daily net assets. The Adviser has contractually agreed to limit the total operating expenses of the Tax Free Limited Duration Bond Portfolio to 0.10% of the Portfolio's average daily net assets until April 30, 2008.

ITEM 6. INTERESTHOLDER INFORMATION

DETERMINATION OF NET ASSET VALUE

          The Portfolio determines the price per share (or NAV) each business day as of the close of the regular trading session of the New York Stock Exchange (the "NYSE"), which is ordinarily 4:00 p.m. ET. Pricing does not occur on NYSE holidays. A business day is one on which the NYSE is open for regular trading. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veteran's Day. On these holidays, you will not be able to purchase shares by wiring federal funds because the federal funds wiring does not occur on these holidays. The price per share for the Portfolio is computed by adding the value of all securities and other assets of the Portfolio, deducting accrued liabilities, dividing by the number of shares outstanding and rounding to the nearest cent.

          Ordinarily, the Portfolio values each portfolio security based upon the last reported sales price or other market quotation for the security in the market in which the security principally trades. If market quotations are not readily available for a security or if subsequent events suggest that a market quotation is not reliable, the Portfolio will use the security's fair value, as determined in accordance with procedures approved by the Board of Trustees. Because foreign securities sometimes trade on days when Portfolio shares are not priced, the value of the Portfolio's portfolio may change on days when Portfolio shares cannot generally be purchased or redeemed. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.

PURCHASING BENEFICIAL INTERESTS

          The Tax Free Limited Duration Bond Portfolio issues beneficial interests solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are "accredited investors" within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Limited Duration Bond Portfolio.

          Investors pay no sales load to invest in the Tax Free Limited Duration Bond Portfolio. The price for Tax Free Limited Duration Bond Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.

          The minimum initial investment in the Tax Free Limited Duration Bond Portfolio is $5 million, although the Adviser may waive the minimum in its discretion. There is no minimum subsequent investment. The Tax Free Limited Duration Bond Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve
Bank) or securities ("in-kind") acceptable to the Adviser. (Please consult your tax adviser regarding in-kind transactions.) The Tax Free Limited Duration Bond Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

          In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

REDEEMING BENEFICIAL INTERESTS

          An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Tax Free Limited Duration Bond Portfolio. The Tax Free Limited Duration Bond Portfolio will pay the proceeds of the withdrawal either in Federal Funds or in securities at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Tax Free Limited Duration Bond Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

POLICIES TO PREVENT MARKET TIMING

          Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolio, which may include, among other things, dilution in the value of Portfolio interests held by long-term interestholders, interference in the efficient management of the Portfolio's portfolio, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.

          The Portfolio is intended as a long-term investment. Therefore, the Trust's Board of Trustees has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may not be able to determine whether trading by an investor holding shares through a financial intermediary is engaged in trading activity in the Portfolio's interests that may be harmful to the Portfolio or its interestholders. There is no assurance that, even if inappropriate trading activity is discovered, it will be discontinued or prohibited.

          The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase and sale activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street will identify all frequent purchase and sale activity affecting the Portfolio.

TAX CONSIDERATIONS

          The Tax Free Limited Duration Bond Portfolio does not expect to be subject to any income tax, as it has been determined that it will be properly treated as a partnership for federal and state income tax purposes. Each investor in the Tax Free Limited Duration Bond Portfolio, however, will be taxable on its allocable share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          The Tax Free Limited Duration Bond Portfolio expects to manage its assets and income in such a way that a feeder will meet the requirements of Sections 851(b)(2) and 851(b)(3)(A) and (B) of the Code.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Not applicable.

PART B

                            STATE STREET MASTER FUNDS
                                  (THE "TRUST")

                                  P.O. BOX 5049
                           BOSTON, MASSACHUSETTS 02206
                                 (617) 662-3966

                  STATE STREET TAX FREE MONEY MARKET PORTFOLIO

                  STATE STREET LIMITED DURATION BOND PORTFOLIO

              STATE STREET TAX FREE LIMITED DURATION BOND PORTFOLIO

                                February 7, 2007

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

This Statement of Additional Information (the "SAI") dated February 7, 2007 relates to the prospectuses dated February 7, 2007 (the "Prospectuses") for the State Street Tax Free Money Market Portfolio, State Street Limited Duration Bond Portfolio and State Street Tax Free Limited Duration Bond Portfolio.

The SAI is not a prospectus and should be read in conjunction with the Prospectuses, which may be obtained by telephoning or writing the Trust at the number or address above.

A copy of the Trust's annual report with respect to the Portfolios will be made available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
Trust History............................................................      2
Description of the Portfolios and their Investment Objectives, Strategies
   and Risks.............................................................      2
Management of the Trust..................................................     15
Control Persons and Principal Holders of Securities......................     19
Investment Advisory and Other Services...................................     20
Portfolio Managers.......................................................     22
Brokerage Allocation and Other Practices.................................     24
Capital Stock and Other Securities.......................................     24
Purchase, Redemption and Pricing of Beneficial Interests.................     25
Taxation of the Portfolios...............................................     25
Underwriters.............................................................     27
Calculation of Performance Information...................................     27
Financial Statements.....................................................     27
Appendix A - Ratings of Debt Instruments.................................    A-1
Appendix B - Trust's Proxy Voting Procedures.............................    B-1
Appendix C - Adviser's Proxy Voting Procedures...........................    C-1

ITEM 10. TRUST HISTORY

     The Trust was organized as a trust under the laws of the Commonwealth of Massachusetts on July 27, 1999. The Trust contains the following diversified series:

     -    State Street Equity 500 Index Portfolio (the "Equity 500 Index
          Portfolio");

     -    State Street Equity 400 Index Portfolio (the "Equity 400 Index
          Portfolio");

     - State Street Equity 2000 Index Portfolio (the "Equity 2000 Index Portfolio");

     - State Street Aggregate Bond Index Portfolio (the "Aggregate Bond Index Portfolio");

     -    State Street Money Market Portfolio (the "Money Market Portfolio");

     - State Street U.S. Government Money Market Portfolio (the "U.S. Government Money Market Portfolio");

     - State Street Tax Free Money Market Portfolio (the "Tax Free Money Market Portfolio");

     - State Street Limited Duration Bond Portfolio (the "Limited Duration Bond Portfolio"); and

     - State Street Tax Free Limited Duration Bond Portfolio (the "Tax Free Limited Duration Bond Portfolio").

     This SAI relates only to the Tax Free Money Market Portfolio, the Limited Duration Bond Portfolio and the Tax Free Limited Duration Bond Portfolio (each, a "Portfolio" and collectively, the "Portfolios"). The Tax Free Money Market Portfolio and the Tax Free Limited Duration Bond Portfolio may be referred to in this SAI as the "Tax Free Portfolios." The Limited Duration Bond Portfolio and the Tax Free Limited Duration Bond Portfolio may be referred to in this SAI as the "Limited Duration Bond Portfolios." The other series of the Trust are offered via separate Prospectuses and SAI.

ITEM 11. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

          Each Part A contains information about the investment objective and policies of the respective Portfolios of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

ADDITIONAL INVESTMENTS AND RISKS

          To the extent consistent with its investment objective and restrictions, each Portfolio may invest in the following instruments and use the following investment techniques.

CREDIT DEFAULT SWAPS

          The Limited Duration Bond Portfolio may enter into credit default swap transactions. A credit default swap is an agreement between the Portfolio and a counterparty that enables the Portfolio to buy or sell protection against a credit event related to a specified issuer. One party, acting as a "protection buyer," make periodic payments to the other party, a "protection seller," in exchange for a promise by the protection seller to make a payment to the protection buyer if a negative credit event (such as a delinquent payment or default) occurs with respect to a referenced bond or group of bonds. Acting as a protection seller allows the Portfolio to create an investment exposure similar to owning a bond. Acting as a protection buyer allows the Portfolio potentially to reduce its credit exposure to a bond it owns or to take a "short" position in a bond it does not own.

          As the protection buyer in a credit default swap, the Portfolio may pay a premium (by means of periodic payments) in return for the right to deliver specified bonds or loans (such as those of a U.S. or foreign issuer or a basket of such issuers) to the protection seller and receive the par (or other agreed-upon) value upon default (or similar events) by the reference issuer. If no default occurs, the protection seller would keep the stream of payments and would have no further obligations to the Portfolio. As the protection buyer, the Portfolio bears the risk that the investment might expire worthless and/or that the protection seller may fail to satisfy its payment obligations to the Portfolio in the event of a default (or similar event). In addition, when the Portfolio is a protection buyer, the Portfolio's investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying reference obligation.

          The Portfolio may also use credit default swaps for investment purposes by selling a credit default swap, in which case, the Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the protection buyer in the event of a default (or similar event) by the third-party reference issuer. In return for its obligation, the Portfolio would receive from the protection buyer a periodic stream of payments over the term of the contract. If no credit event occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the protection seller in a credit default swap, the Portfolio effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Portfolio is subject to investment exposure on the notional amount of the swap.

          The use of credit default swaps, like all swap agreements, is subject to certain risks. If a counterparty's creditworthiness declines, the value of the swap would likely decline because of the heightened risk that the counterparty may be unable to satisfy its payment obligations (particularly if the counterparty was the protection seller under the credit default swap contract). In addition, there is no guarantee that the Portfolio can eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.

EURODOLLAR CERTIFICATES OF DEPOSIT ("ECDS"), EURODOLLAR TIME DEPOSITS ("ETDS") AND YANKEE CERTIFICATES OF DEPOSIT ("YCDS")

          The Limited Duration Bond Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks.

          Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

Forward Commitments

          Each Portfolio may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("forward commitments") if the Portfolio holds, and maintains until the settlement date in a segregated account, cash or liquid securities in an amount sufficient to meet the purchase price, or if the Portfolio enters into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio's other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer's failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

          Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, a Portfolio may dispose of a commitment prior to settlement if Adviser deems it appropriate to do so. A Portfolio may realize short-term profits or losses upon the sale of forward commitments.

FUTURES CONTRACTS AND RELATED OPTIONS

          The Limited Duration Bond Portfolio may enter into futures contracts on securities in which it may invest and may purchase and write call and put options on such contracts.

          A financial futures contract sale creates an obligation by the seller to deliver the type of financial instrument called for in the contract in a specified delivery month for a stated price. A financial futures contract purchase creates an obligation by the purchaser to take delivery of the type of financial instrument called for in the contract in a specified delivery month at a stated price. The specific instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made. Futures contracts are traded in the United States only on commodity exchanges or boards of trade--known as "contract markets"--approved for such trading by the Commodity Futures Trading Commission (the "CFTC"), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

          Although futures contracts (other than index futures) by their terms call for actual delivery or acceptance of commodities or securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery, but rather by entering into an offsetting contract (a "closing transaction"). If the Portfolio is unable to enter into a closing transaction, the amount of the Portfolio's potential loss may be unlimited.

          No price is paid or received by the Portfolio upon the purchase or sale of a futures contract. Upon entering into a contract, the Portfolio is required to deposit with the broker an amount of liquid assets, to serve as "initial margin." Initial margin is similar to a performance bond or good faith deposit which is returned to the Portfolio upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, called "variation margin" or "maintenance margin," to and from the broker are made on a daily basis as the price of the underlying security or commodity fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Futures contracts also involve brokerage costs.

          The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act (the "CEA"), and therefore, is not subject to registration or regulation as a pool operator under the CEA.

          Options on futures contracts. In return for the premium paid, options on futures contracts give the purchaser the right to assume a position in a futures contract at the specified option exercise price at any time during the period of the option. Options on futures are similar to options on securities except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in an futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

          As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

          The Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above in connection with the discussion of futures contracts.

          Risks of transactions in futures contracts and related options. Successful use of futures contracts by the Portfolio is subject to the Adviser's ability to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio when the purchase or sale of a futures contract would not, such as when there is no movement in the prices of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

          The use of options and futures strategies involves the risk of imperfect correlation among movements in the prices of the securities underlying the futures and options purchased and sold by the Portfolio, of the options and futures contracts themselves, and, in the case of hedging transactions, of the securities which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser to forecast interest rates and market movements correctly.

          There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

          To reduce or eliminate a position held by the Portfolio, the Portfolio may seek to close out such a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange for such contracts or options (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would likely continue to be exercisable in accordance with their terms.

          U.S. Treasury security futures contracts and options. U.S. Treasury security futures contracts require the seller to deliver, or the purchaser to take delivery of, the type of U.S. Treasury security called for in the contract at a specified date and price. Options on U.S. Treasury security futures contracts give the purchaser the right in return for the premium paid to assume a position in a U.S. Treasury security futures contract at the specified option exercise price at any time during the period of the option.

          Successful use of U.S. Treasury security futures contracts by the Portfolio is subject to the Adviser's ability to predict movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has sold U.S. Treasury security futures contracts in order to hedge against the possibility of an increase in interest rates which would adversely affect the values of securities held in its portfolio, and the prices of the Portfolio's securities increase instead as a result of a decline in interest rates, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements at a time when it may be disadvantageous to do so.

          There is also a risk that price movements in U.S. Treasury security futures contracts and related options will not correlate closely with price movements in markets for particular securities. For example, if the Portfolio has hedged against a decline in the values of tax-exempt securities held by it by selling Treasury security futures and the values of Treasury securities subsequently increase while the values of the Portfolio's tax-exempt securities decrease, the Portfolio would incur losses on both the Treasury security futures contracts written by it and the tax-exempt securities held in its portfolio.

INTEREST RATE SWAPS

          The Limited Duration Bond Portfolio may enter into interest rate swap transactions with respect to any security it is entitled to hold. Interest rate swaps involve the exchange by the Portfolio with another party of interest payments, such as an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. For example, the Portfolio may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Portfolio. In such an instance, the Portfolio may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty to pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Portfolio's portfolio, the Portfolio would receive payments under the swap that would offset, in whole or in part, such diminution in value; if interest rates fall, the Portfolio would likely lose money on the swap transaction.

ILLIQUID SECURITIES

          Each Portfolio may invest in illiquid securities. Each of the Limited Duration Bond Portfolios will invest no more than 15% of its net assets, and the Tax Free Money Market Portfolio will invest no more than 10% of its net assets, in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES

          The Limited Duration Bond Portfolio may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities, including collateralized mortgage obligations ("CMOs") and certain stripped mortgage-backed securities represent a participation in, or are secured by, mortgage loans. Asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property and receivables from credit card agreements. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited.

          Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-related securities. In that event the Portfolio may be unable to invest the proceeds from the early payment of the mortgage-related securities in an investment that provides as high a yield as the mortgage-related securities. Consequently, early payment associated with mortgage-related securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities. If the life of a mortgage-related security is inaccurately predicted, the Portfolio may not be able to realize the rate of return the adviser expected.

          Mortgage-backed and asset-backed securities are less effective than other types of securities as a means of "locking in" attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. These prepayments would have to be reinvested at lower rates. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of a Portfolio. Prepayments may cause losses on securities purchased at a premium. At times, some mortgage-backed and asset-backed securities will have higher than market interest rates and therefore will be purchased at a premium above their par value.

          CMOs may be issued by a U.S. Government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. Government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. Government, its agencies or instrumentalities or any other person or entity.

          Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for investors by issuing multiple classes of securities, each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid.

If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing their volatility.

          Prepayments could result in losses on stripped mortgage-backed securities. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or "IO" class of stripped mortgage-backed securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on the Portfolio's yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup fully, or at all, its initial investment in these securities. Conversely, principal only securities or "POs" tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated.

          The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting the Portfolio's ability to buy or sell those securities at any particular time.

MUNICIPAL AND MUNICIPAL-RELATED SECURITIES

          The Tax Free Portfolios may invest in municipal and municipal-related securities, as set forth below. Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. The Tax Free Portfolios may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect a Tax Free Portfolios ability to acquire and dispose of municipal securities at desirable yield and price levels. Concentration of a Tax Free Portfolio's investments in these municipal obligations will subject the Portfolio, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

          Auction Rate Securities

          Auction rate municipal securities permit the holder to sell the securities in an auction at par value at specified intervals. The dividend or interest is typically reset by "Dutch" auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities. A Portfolio will take the time remaining until the next scheduled auction date into account for purposes of determining the securities' duration.

          Industrial Development and Private Activity Bonds

          Industrial development bonds are issued to finance a wide variety of capital projects including: electric, gas, water and sewer systems; ports and airport facilities; colleges and universities; and hospitals. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund whose money may be used to make principal and interest payments on the issuer's obligations. Some authorities provide further security in the form of a state's ability without obligation to make up deficiencies in the debt service reserve fund.

          Private activity bonds are considered municipal securities if the interest paid thereon is exempt from federal income tax and are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. As noted in each Tax Free Portfolio's Prospectus and discussed below under "Taxation of the Portfolios," interest income on these bonds may be an item of tax preference subject to federal alternative minimum tax for individuals and corporations.

          Insured Municipal Securities

          Insured municipal securities are those for which scheduled payments of interest and principal are guaranteed by a private (non-governmental) insurance company. The insurance entitles a fund to receive only the face or par value of the securities held by the fund, but the ability to be paid is limited to the claims paying ability of the insurer. The insurance does not guarantee the market value of the municipal securities or the net asset value of a fund's shares. Insurers are selected based upon the diversification of its portfolio and the strength of the management team which contributes to the claims paying ability of the entity. However, the Adviser selects securities based upon the underlying credit with bond insurance viewed as an enhancement only. The Adviser's objective is to have an enhancement that provides additional liquidity to insulate against volatility in changing markets.

          Municipal Leases

          The Tax Free Portfolios may purchase participation interests in municipal obligations, including municipal lease/purchase agreements. Municipal leases are an undivided interest in a portion of an obligation in the form of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. Certain participation interests may permit a Portfolio to demand payment on not more than seven days' notice, for all or any part of the fund's interest, plus accrued interest.

          Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Some leases or contracts include "non-appropriation" clauses, which provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce these risks, the Tax Free Portfolios will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by a letter of credit or guarantee of a bank.

          Whether a municipal lease agreement will be considered illiquid for the purpose of a Portfolio's restriction on investments in illiquid securities will be determined in accordance with procedures established by the Board of Trustees.

          Municipal Securities

          Municipal securities may bear fixed, floating or variable rates of interest or may be zero coupon securities. Municipal securities are generally of two types: general obligations and revenue obligations. General obligations are backed by the full faith and credit of the issuer. These securities include tax anticipation notes, bond anticipation notes, general obligation bonds and commercial paper. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Tax anticipation notes are issued to finance working capital needs of municipalities and are generally issued in anticipation of future tax revenues. Bond anticipation notes are issued in expectation of the issuer obtaining longer-term financing.

          Pre-Refunded Municipal Securities

          The interest and principal payments on pre-refunded municipal securities are typically paid from the cash flow generated from an escrow fund consisting of U.S. Government securities. These payments have been "pre-refunded" using the escrow fund.

          Tender Option Bonds

          A tender option is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the municipal obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. Subject to applicable regulatory requirements, the Portfolio may buy tender option bonds if the agreement gives the Portfolio the right to tender the bond to its sponsor no less frequently than once every 397 days. The Adviser will consider on an ongoing basis the creditworthiness of the issuer of the underlying obligation, any custodian and the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying municipal obligation and for other reasons.

PURCHASE OF OTHER INVESTMENT COMPANY SHARES

          Each Portfolio may, to the extent permitted under the Investment Company of 1940, as amended (the "1940 Act") and exemptive rules and orders thereunder, invest in shares of other investment companies which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio's.

REPURCHASE AGREEMENTS

          Each Portfolio may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio's original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

REVERSE REPURCHASE AGREEMENTS

          The Limited Duration Bond Portfolio may enter into reverse repurchase agreements under the circumstances described in "Investment Restrictions." In substance, a reverse repurchase agreement is a borrowing for which the Portfolio provides securities as collateral. Under a reverse repurchase agreement, the Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities' market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. The Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the financial institutions. Cash or liquid high-quality debt obligations from the Portfolio's portfolio equal in value to the repurchase price including any accrued interest will be segregated by the Portfolio's custodian on the Portfolio's records while a reverse repurchase agreement is in effect. Reverse repurchase agreements involve the risk that the market value of securities sold by the Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect the Portfolio's ability to reacquire the underlying securities.

SECTION 4(2) COMMERCIAL PAPER

          The Limited Duration Bond Portfolio may also invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended ("1933 Act") ("Section 4(2) paper").

          Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper.

          Section 4(2) paper will not be subject to the Enhanced Cash Portfolio's percentage limitations on illiquid securities when the Adviser (pursuant to guidelines adopted by the Board of Trustees) determines that a liquid trading market exists. There can be no assurance that a liquid trading market will exist at any time for Section 4(2) paper.

TAX EXEMPT COMMERCIAL PAPER

          The Tax Free Portfolios may invest in tax exempt commercial paper. Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject. The Tax Free Portfolios will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody's Investors Service, Inc., A-1 by Standard & Poor's Rating Group or F-1 by Fitch's Investor Service. See Appendix A for more information on the ratings of debt instruments.

TOTAL RETURN SWAPS

          The Limited Duration Bond Portfolios may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security. The Portfolio's return on a swap will depend on the ability of its counterparty to perform its obligations under the swap.

TREASURY INFLATION-PROTECTION SECURITIES

          The Limited Duration Bond Portfolio may invest in Inflation-Protection Securities ("IPS"), a type of inflation-indexed Treasury security. IPS typically provide for semiannual payments of interest and a payment of principal at maturity. In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and the payment date based on the Consumer Price Index for All Urban Consumers ("CPI-U").

          Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation-adjusted principal amount of the security for the date of the interest payment. Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.

          IPS also provide for an additional payment (a "minimum guarantee payment") at maturity if the security's inflation-adjusted principal amount for the maturity date is less than the security's principal amount at issuance. The amount of the additional payment will equal the excess of the security's principal amount at issuance over the security's inflation-adjusted principal amount for the maturity date.

U.S. GOVERNMENT SECURITIES

          Each Portfolio may purchase U.S. government securities. The types of U.S. government obligations in which each Portfolio may at times invest include:
(1) a variety of U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance; and (2) obligations issued or guaranteed by U.S. government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. government will provide financial support to such U.S. government agencies or instrumentalities described in (2)(b), (2)(c) and (2)(d), other than as set forth above, since it is not obligated to do so by law.

VARIABLE AMOUNT MASTER DEMAND NOTES

          The Limited Duration Bond Portfolios may invest in variable amount master demand notes which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.

VARIABLE AND FLOATING RATE SECURITIES

          The Portfolios may invest in variable and floating rate securities. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. The terms of Floating Rate Securities provide for the automatic adjustment of an interest rate whenever a specified interest rate changes. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. The Limited Duration Bond Portfolio may also invest in Funding Agreements, which are privately placed, unregistered obligations negotiated with a purchaser.

WHEN-ISSUED SECURITIES

          Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Portfolios will not invest more than 25% of their respective net assets in when-issued securities.

          Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates -- i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value ("NAV").

          When payment for when-issued securities is due, a Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

ZERO COUPON SECURITIES

          The Portfolios may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument.

          Because a Portfolio accrues income from zero coupon securities without receiving regular interest payments in cash, the fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional shares of the fund. Investing in these securities might also force a Portfolio to sell portfolio securities to maintain portfolio liquidity.

          Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest

          The Limited Duration Bond Portfolio may invest no more than 25% of its total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

INVESTMENT RESTRICTIONS

The Trust has adopted the following restrictions applicable to the Portfolios, which may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of a Portfolio, which is defined in the 1940 Act, to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.

Each Portfolio may not:

          (1) issue any class of securities which is senior to the Portfolio's shares of beneficial interest, except to the extent the Portfolio is permitted to borrow money or otherwise to the extent consistent with applicable law from time to time.

          (2) borrow money, except to the extent permitted by applicable law from time to time, or purchase securities when outstanding borrowings of money exceed 5% of the Portfolio's total assets;

          (3) act as underwriter of securities of other issuers except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws

          (4)(i) as to 75% of its total assets, purchase any security (other than U.S. Government securities and securities of other investment companies), if as a result more than 5% of the Portfolio's total assets (taken at current value) would then be invested in securities of a single issuer or the Portfolio would hold more than 10% of the outstanding voting securities of such issuer, or

          (ii) purchase any security (other than securities of the U.S. Government, its agencies or instrumentalities) if as a result 25% or more of the Portfolio's total assets (taken at current value) would be invested in a single industry; there is no limit on the Tax Free Portfolios' investments in municipal securities (for purposes of this investment restriction, investment companies are not considered to be part of any industry);

          (5) make loans, except by purchase of debt obligations or other financial instruments, by entering into repurchase agreements, or through the lending of its portfolio securities;

          (6) purchase or sell commodities or commodity contracts, except that the Portfolio may purchase or sell financial futures contracts, options on financial futures contracts, and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swap transactions or other financial transactions, and except as required in connection with otherwise permissible options, futures, and commodity activities as described elsewhere in the Prospectuses or this SAI at the time; and

          (7) purchase or sell real estate or interests in real estate, including real estate mortgage loans, although it may purchase and sell securities which are secured by real estate and securities of companies, including limited partnership interests, that invest or deal in real estate and it may purchase interests in real estate investment trusts. (For purposes of this restriction, investments by a Portfolio in mortgage-backed securities and other securities representing interests in mortgage pools shall not constitute the purchase or sale of real estate or interests in real estate or real estate mortgage loans).

          To the extent these restrictions reflect matters of operating policy which may be changed without shareholder vote, these restrictions may be amended upon approval by the Board of Trustees and notice to shareholders. If a percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction, except as otherwise noted.

          All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions listed above as fundamental or to the extent designated as such in the Prospectus with respect to a Portfolio, the other investment policies described in this Statement or in the Prospectus are not fundamental and may be changed by approval of the Trustees.

DISCLOSURE OF PORTFOLIO HOLDINGS

Introduction

          The Trust and the State Street Institutional Investment Trust (collectively, the "Trusts"), on behalf of each of their series (collectively, the "Funds"), have adopted a joint portfolio holdings disclosure policy (the "Policy").

          The Trusts disclose to the general public the complete schedule of portfolio holdings of their respective Portfolios or Funds for the second and fourth fiscal quarters on Form N-CSR, and for the first and third fiscal quarters on Form N-Q by filing the applicable Form with the Securities and Exchange Commission (the "SEC").

General Policy

          In general, the Policy provides that portfolio holdings may be disclosed by the Trusts on a selective basis only by an officer of the Trusts or a member of the Adviser's compliance department ("Authorizing Officer") where it is determined that (i) there is a legitimate business purpose for the information, (ii) recipients are subject to a duty of confidentiality, including a duty not to trade on the nonpublic information; and (iii) disclosure is in the best interests of Fund shareholders. The Authorizing Officer shall attempt to uncover any apparent conflict between the interests of Fund shareholders on the one hand and those of the Adviser, the Fund's underwriter and their affiliates on the other. For example, an Authorizing Officer may inquire whether a portfolio manager of a Fund has entered into any special arrangements with the requestor to share confidential portfolio holdings information in exchange for a substantial investment in the Funds or other products managed by the portfolio manager. Any potential conflicts between shareholders and affiliated persons of the Funds that arise as a result of a request for portfolio holdings information shall be evaluated by the Authorizing Officer in the best interests of shareholders.

          The Policy provides that portfolio holdings information for the Funds may be made available more frequently and prior to its public availability in accordance with the foregoing to:

     1. Unaffiliated Service Providers. Various firms, such as pricing services, proxy voting services, financial printers, pricing information vendors, third parties that deliver analytical, statistical, or consulting services, and other unaffiliated third parties that provide services and may require portfolio holdings information to provide services to the Funds. The frequency with which portfolio holdings may be disclosed to an Unaffiliated Service Provider, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Unaffiliated Service Provider, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to an Unaffiliated Service Provider varies and may be as frequent as daily, with no time delay. The Funds' contractual arrangements with many Unaffiliated Service Providers subject them to a duty of confidentiality. Each of the Funds' Unaffiliated Service Providers as of the date of this SAI for which the Funds may provide portfolio holdings information is identified in the Funds' Prospectus and this SAI; in addition, Bowne, Inc. (financial printer)is an Unaffiliated Service Providers.

     2. Ratings and Rankings Agencies. Organizations that publish ratings and/or rankings of the Funds. The table below sets forth the names of those organizations as of the date of this SAI to whom the Funds (or the Master Trust on behalf of the Funds) may provide portfolio holdings information on a monthly or quarterly basis within one to ten business days after the end of the period:

               NAME
               Bloomberg L.P.
               Lipper Analytical Services
               Moody's Investors Service
               Morningstar, Inc.
               Standard & Poor's Ratings Services
               Thomson Financial

     3. Fund Affiliates and Fiduciaries. Various firms, such as (1) the Adviser, State Street Bank and Trust Company ("State Street") and its affiliates (in their capacities as administrator, transfer agent and custodian) and the distributor to a Fund; and (2) an accounting firm, an auditing firm, or outside legal counsel retained by the Adviser, an affiliate of the Adviser, or a Fund. The frequency with which portfolio holdings may be disclosed to Fund Affiliates and Fiduciaries, and the length of the time delay, if any, between the date of the information and the date on which the information is disclosed to the Fund Affiliates and Fiduciaries, is determined based on the facts and circumstances surrounding the disclosure, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure to Fund Affiliates and Fiduciaries varies and may be as frequent as daily, with no lag.

     4. As Required by Law. Any party as required by applicable laws, rules, and regulations. Examples of such required disclosures include, but are not limited to, disclosure of Fund portfolio holdings (1) in a filing or submission with the SEC or another regulatory body (including, without limitation, filings by the Adviser and its affiliates on Schedules 13D, 13G and 13F), (2) upon the request of the SEC or another regulatory body, (3) in connection with a lawsuit, or (4) as required by court order.

     5. Waiver. Any other party, for a legitimate business purpose, upon waiver or exception, with the consent of the Trust's officers, which will be disclosed to the Board of Trustees no later than its next regularly scheduled quarterly meeting.

Prohibitions on Disclosure of Portfolio Holdings

          The Policy provides that portfolio managers and other senior officers or spokespersons of the Adviser, State Street or the Trusts may disclose or confirm the ownership of any individual portfolio holding position to reporters, brokers, shareholders, consultants or other interested persons only if such information has been previously publicly disclosed in accordance with the Policy. For example, the Adviser may indicate that a Fund owns XYZ Company only if the Fund's ownership of such company has previously been publicly disclosed.

Additional Matters

          None of the Funds, the Adviser, State Street or any other party may receive compensation or other consideration in connection with the disclosure of information about portfolio securities. The Trust's Board of Trustees has approved the Policy, and will review any material changes to the Policy, and will periodically review persons or entities receiving non-public disclosure.

ITEM 12. MANAGEMENT OF THE TRUST

          The Trustees are responsible for generally overseeing the Trust's business. The following table provides biographical information with respect to each Trustee and officer of the Trust. As of December 31, 2006, none of the Trustees were considered to be an "interested person" of the Trust, as that term is defined in the 1940 Act (the "Independent Trustees").

                                                                                           NUMBER OF
                                                                                            FUNDS IN
                                                                                              FUND
    NAME, ADDRESS,      POSITION(S)   TERM OF OFFICE                                      COMPLEX (1)        OTHER
  AND DATE OF BIRTH      HELD WITH     AND LENGTH OF         PRINCIPAL OCCUPATION           OVERSEEN      DIRECTORSHIPS
       ("DOB")             TRUST        TIME SERVED         DURING PAST FIVE YEARS         BY TRUSTEE   HELD BY TRUSTEE
  -----------------     -----------   --------------   --------------------------------   -----------   ---------------
INDEPENDENT TRUSTEES

Michael F. Holland      Trustee and   Term:            Chairman, Holland & Company        18            Trustee, State
Holland & Company,      Chairman of   Indefinite       L.L.C. (investment adviser)                      Street
LLC                     the Board                      (1995 - present).                                Institutional
375 Park Avenue                       Elected: 7/99                                                     Investment
New York, NY 10152                                                                                      Trust;
                                                                                                        Director, the
DOB: July 7, 1944                                                                                       Holland Series
                                                                                                        Fund, Inc.; and
                                                                                                        Director, The
                                                                                                        China Fund,
                                                                                                        Inc.


William L. Boyan        Trustee       Term:            Trustee of Old Mutual South        18            Trustee, State
State Street Master                   Indefinite       Africa Master Trust                              Street
Funds                                                  (investments) (1995 - present);                  Institutional
P.O. Box 5049                         Elected: 7/99    Chairman emeritus, Children's                    Investment
Boston, MA 02206                                       Hospital (1984 - present);                       Trust; and
                                                       Director, Boston Plan For                        Trustee, Old
DOB: January 20, 1937                                  Excellence (non-profit) (1994 -                  Mutual South
                                                       present); President and Chief                    Africa Master
                                                       Operations Officer, John                         Trust
                                                       Hancock Mutual Life Insurance
                                                       Company (1959 - 1999). Mr.
                                                       Boyan retired in 1999.


Rina K. Spence          Trustee       Term:            President of SpenceCare            18            Trustee, State
7 Acacia Street                       Indefinite       International LLC (1998 -                        Street
Cambridge, MA 02138                                    present); Member of the                          Institutional
                                      Elected: 7/99    Advisory Board, Ingenium Corp.                   Investment
DOB: October 24, 1948                                  (technology company) (2001 -                     Trust;
                                                       present); Chief Executive                        Director,
                                                       Officer, IEmily.com (internet                    Berkshire Life
                                                       company) (2000 - 2001); Chief                    Insurance
                                                       Executive Officer of Consensus                   Company of
                                                       Pharmaceutical, Inc. (1998 -                     America; and
                                                       1999); Founder, President and                    Director,
                                                       Chief Executive Officer of                       IEmily.com
                                                       Spence Center for Women's
                                                       Health (1994 - 1998); Trustee,
                                                       Eastern Enterprise (utilities)
                                                       (1988 - 2000).


Douglas T. Williams     Trustee       Term:            Executive Vice President of        18            Trustee, State
State Street Master                   Indefinite       Chase Manhattan Bank (1987 -                     Street
Funds                                                  1999). Mr. Williams retired in                   Institutional
P.O. Box 5049                         Elected: 7/99    1999.                                            Investment
Boston, MA 02206                                                                                        Trust

DOB: December 23,
1940

                                                                                           NUMBER OF
                                                                                            FUNDS IN
                                                                                              FUND
    NAME, ADDRESS,      POSITION(S)   TERM OF OFFICE                                      COMPLEX (1)        OTHER
  AND DATE OF BIRTH      HELD WITH     AND LENGTH OF         PRINCIPAL OCCUPATION           OVERSEEN      DIRECTORSHIPS
       ("DOB")             TRUST        TIME SERVED         DURING PAST FIVE YEARS         BY TRUSTEE   HELD BY TRUSTEE
  -----------------     -----------   --------------   --------------------------------   -----------   ---------------
OFFICERS:

James E. Ross           President     Term:            President, SSgA Funds              --            --
SSgA Funds                            Indefinite       Management, Inc. (2005 -
Management, Inc.                                       present); Principal, SSgA Funds
State Street                          Elected: 4/05    Management, Inc. (2001 -
Financial Center                                       present); Principal, State
One Lincoln Street                                     Street Global Advisers (March
Boston, MA 02111-2900                                  2000 - present).

DOB: June 24, 1965

Gary L. French          Treasurer     Term:            Senior Vice President of State     --            --
State Street Bank and                 Indefinite       Street Bank and Trust Company
Trust Company                                          (2002 - present); Managing
2 Avenue de Lafayette                 Elected: 5/05    Director, Deutsche Bank
Boston, MA  02111                                      (including its predecessor,
                                                       Scudder Investments), Fund
DOB: July 4, 1951                                      Operations Unit (2001 - 2002);
                                                       President, UAM Fund Services
                                                       (1995 - 2001).


Karen Jacoppo-Wood      Secretary     Term:            Vice President and Managing        --            --
State Street Bank                     Indefinite       Counsel of State Street Bank and
and Trust Company                                      Trust Company (2006 - present);
2 Avenue de Lafayette                 Elected: 11/06   Counsel, Pioneer Investment
Boston, MA 02111                                       Management USA Inc. (2004 to
                                                       2006); Vice President and
DOB: December 29,                                      Counsel of State Street Bank and
1966                                                   Trust Company (2002-2004).


Peter A. Ambrosini      Chief         Term:            Senior Principal and Chief         --            --
SSgA Funds              Compliance    Indefinite       Compliance and Risk Management
Management, Inc.        Officer                        Officer, SSgA Funds Management,
State Street                          Elected: 5/04    Inc. and State Street Global
Financial Center                                       Advisors (2001-present);
One Lincoln Street                                     Managing Director,
Boston, MA 02111                                       PricewaterhouseCoopers LLP
                                                       (1986-2001).
DOB: December 17,
1943

(1) The "Fund Complex" consists of nine series of the Trust discussed herein and nine series of State Street Institutional Investment Trust, which are not discussed in this SAI and are offered by a separate prospectus and SAI.

          The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust's best interest. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Standing Committees

          The Board of Trustees has established various committees to facilitate the timely and efficient consideration of all matters of importance to Independent Trustees, the Trust, and the Trust's interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Nominating Committee and Pricing Committee.

          The Audit Committee is composed of all of the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is responsible for selecting and retaining the independent accountants for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent accountants, including non-audit services performed. The Audit Committee reviews the qualifications of the independent accountant's key personnel involved in the foregoing activities and monitors the independent accountant's independence. During the fiscal year ended December 31, 2006, the Audit Committee held two meetings.

          The Nominating Committee is composed of all of the Independent Trustees. The Nominating Committee is responsible for nominating for election as Trustees all Trustee candidates. The Nominating Committee will consider nominees to the Board of Trustees recommended by interestholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Trust. The Nominating Committee meets as is required. During the fiscal year ended December 31, 2006, the Nominating Committee did not meet.

          The Pricing Committee is composed of all of the Independent Trustees. The Pricing Committee is responsible for the valuation and revaluation of any portfolio investments for which market quotations or sale prices are not readily available in accordance with the Trust's Valuation Procedures. The Pricing Committee acts pursuant to a tiered notification and meeting structure as set forth in the Valuation Procedures, and is generally convened in the event of a pricing matter that may potentially materially impact a Portfolio's NAV. During the fiscal year ended December 31, 2006, the Pricing Committee did not meet.

Trustee Ownership of Securities of the Trust or Adviser

          As of December 31, 2006, none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

          The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2006.

                                                AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES
                                                   IN ALL REGISTERED INVESTMENT COMPANIES
                       DOLLAR RANGE OF EQUITY                   OVERSEEN BY
NAME OF TRUSTEE       SECURITIES IN THE TRUST    TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
---------------       -----------------------   -------------------------------------------
William L. Boyan                None                                None
Michael F. Holland              None                                None
Rina K. Spence                  None                                None
Douglas T. Williams             None                                None

Trustee Compensation

          Pursuant to certain agreements with State Street and its affiliates, each Trustee receives for his or her services a $30,000 retainer in addition to $2,500 for each in-person meeting and $500 for each telephonic meeting from State Street or its affiliates.

          The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended December 31, 2006.

                                                  PENSION OR
                                                  RETIREMENT                        TOTAL COMPENSATION
                                 AGGREGATE         BENEFITS          ESTIMATED         FROM TRUST &
                               COMPENSATION    ACCRUED AS PART    ANNUAL BENEFITS    PORTFOLIO COMPLEX
NAME AND POSITION               FROM TRUST    OF TRUST EXPENSES   UPON RETIREMENT    PAID TO TRUSTEES
-----------------              ------------   -----------------   ---------------   ------------------
William L. Boyan, Trustee         $30,000             $0                 $0               $30,000
Michael F. Holland, Trustee       $30,000             $0                 $0               $30,000
Rina K. Spence, Trustee           $30,000             $0                 $0               $30,000
Douglas T. Williams, Trustee      $30,000             $0                 $0               $30,000

Codes of Ethics

          The Trust and the Adviser have adopted codes of ethics (the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust, Adviser, or State Street.

Proxy Voting Procedures

          The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser's general management of the Portfolios, subject to the Board's continuing oversight. A copy of the Trust's proxy voting procedures is located in Appendix B and a copy of the Adviser's proxy voting procedures is located in Appendix C.

          Interestholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ending June 30 (i) by calling (877) 521-4083 or (ii) on the SEC's website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

          As of December 31, 2006, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of the Portfolios of the Trust (all series taken together).

          Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to "control" (as that term is defined in the 1940
Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval. As of the date of this SAI, to the knowledge of the Trust, the following persons held of record 25% or more of the outstanding shares of a Portfolio.

                                           JURISDICTION OF
                                            INCORPORATION                   PERCENTAGE OF
NAME AND ADDRESS                            AND PARENT(S)      OWNERSHIP      INTERESTS
----------------                           ---------------   ------------   -------------
Tax Free Money Market Portfolio            Tax Free Money    Record Owner   100%
                                           Market Fund is
                                           a Massachusetts
                                           business trust
                                           and has no
                                           parent

Limited Duration Bond Portfolio            Limited           Record Owner   100%
                                           Duration Bond
                                           Fund is a
                                           Massachusetts
                                           business trust
                                           and has no
                                           parent

Tax Free Limited Duration Bond Portfolio   Tax Free          Record Owner   100%
                                           Limited
                                           Duration Bond
                                           Fund is a
                                           Massachusetts
                                           business trust
                                           and has no
                                           parent

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

          SSgA Funds Management, Inc. ("SSgA FM" or the "Adviser") is responsible for the investment management of the Portfolios pursuant to an Investment Advisory Agreement dated May 1, 2001, as amended to add the Portfolios on February 7, 2007 (the "Advisory Agreement"), by and between the Adviser and the Trust.

          Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio's investments in accordance with its respective investment objective, policies and limitations. Under the terms of the Advisory Agreement, the Adviser will bear the cost of providing administration, custody and transfer agency services to each of the Portfolios.

          As consideration for SSgA FM's services as investment adviser to the Portfolios, SSgA FM shall be entitled to receive from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio's average daily net assets during the month:

                                           Annual percentage
                                               of average
Portfolio                                   daily net assets
---------                                  -----------------
Tax Free Money Market Portfolio                   .10%
Limited Duration Bond Portfolio                   .10%
Tax Free Limited Duration Bond Portfolio          .10%

          SSgA FM has contractually agreed to limit the total operating expenses of each Portfolio to 0.10% of the Portfolio's average daily net assets until at least April 30, 2008

          The Advisory Agreement will continue from year to year provided that a majority of the Trustees and a majority of the Independent Trustees or a majority of the interestholders of the Trust approve its continuance. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days' notice and will terminate automatically upon its assignment. The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on November 30, 2006.

          The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any Portfolio managed by the Adviser or any such affiliate.

          In certain instances there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for the Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

          The Trust has entered into an Administrative Services Agreement (the "Administration Agreement") with State Street. Pursuant to the Administration Agreement, State Street is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust and each Portfolio. State Street will generally assist in all aspects of the Trust's and the Portfolios' operations; supply and maintain office facilities (which may be in State Street's own offices); provide statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to interestholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, By-laws, the Portfolios' investment objectives and policies and with federal and state securities laws; arrange for appropriate insurance coverage; calculate NAVs, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services. Pursuant to the Administration Agreement, the Trust has agreed to a limitation on damages and to indemnify the Administrator for certain liabilities, including certain liabilities arising under federal securities laws, unless such loss or liability results from the Administrator's gross negligence or willful misconduct in the performance of its duties.

          The Trust has entered into a Custodian Agreement with State Street (the "Custodian Agreement"). Pursuant to the Custodian Agreement, State Street serves as Custodian for each Portfolio. As Custodian, State Street holds the Portfolios' assets.

          The Trust has entered into a Transfer Agency Agreement with State Street (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, State Street serves as transfer agent for the Portfolios.

          The principal mailing address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

          As consideration for State Street's services as administrator, transfer agent and custodian to the Portfolios,

State Street shall be entitled to receive from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Portfolio's average daily net assets during the month:

                              Annual percentage
                                  of average
Portfolios                     daily net assets
----------                    -----------------
Average Assets Break Point:
   First $400 Million                  .03%
   Thereafter                          .02%
   Minimum per Portfolio          $150,000

COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust.

          Ernst & Young LLP serves as the independent registered public accounting firm for the Trust and provides (i) audit services and (ii) assistance and consultation with respect to the preparation of the Trust's filings with the SEC. In connection with the audit of the 2007 financial statements, the Trust entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young's audit engagement. That agreement is subject to alternative dispute resolution procedures and a mutual exclusion of punitive damages. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.

ITEM 15. PORTFOLIO MANAGERS

          The following persons serve as the portfolio managers of each operational non-money market Portfolio as of the date of this SAI. The following table lists the number and types of accounts managed by each individual and assets under management in those accounts as of December 31, 2006:

                            REGISTERED                    POOLED                                                 TOTAL
                            INVESTMENT      ASSETS      INVESTMENT      ASSETS                    ASSETS         ASSETS
PORTFOLIO                     COMPANY       MANAGED       VEHICLE       MANAGED       OTHER       MANAGED       MANAGED*
MANAGER         PORTFOLIO    ACCOUNTS    ($ BILLIONS)    ACCOUNTS    ($ BILLIONS)   ACCOUNTS   ($ BILLIONS)   ($ BILLIONS)
---------       ---------   ----------   ------------   ----------   ------------   --------   ------------   ------------
James Donahue   Tax Free         1           0.6             1            0.17         11           0.85           1.62
                Limited
                Duration
                Bond
                Portfolio

Timothy Ryan    Tax Free         1           0.6             1            0.17         11           0.85           1.62
CFA             Limited
                Duration
                Bond
                Portfolio

Maria Pino,     Limited          8         76.11            13          209.22         63         177.46         462.79
CFA             Duration
                Bond
                Portfolio

Thomas          Limited          8         76.11            13          209.22         63         177.46         462.79
Connelley,      Duration
CFA             Bond
                Portfolio

* The total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.

          As indicated in the table above, portfolio managers at the Adviser may manage numerous accounts for multiple clients. These accounts may include registered investment companies (which include exchange-traded funds), other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. The portfolio managers do not beneficially own any shares of any Portfolio as of December 31, 2005.

          When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise. Those conflicts may arise out of: (a) the portfolio manager's execution of different investment strategies for various accounts; or (b) the allocation of resources or investment opportunities.

          A potential conflict of interest may arise as a result of the portfolio managers' responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio manager may also manage accounts whose objectives and policies differ from that of the respective Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the fund maintained its position in that security.

          A potential conflict may arise when the portfolio manager is responsible for accounts that have different advisory fees. The difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participates in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers within the Adviser are normally responsible for all accounts within a certain investment discipline and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable.

          The compensation of the Adviser's investment professionals is based on a number of factors. The first factor considered is external market. Through extensive compensation survey process, the Adviser seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and other incentives. The second factor taken into consideration is the size of the pool available for this compensation. The Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of the Adviser and its affiliates. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated on a discretionary basis to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone's compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining incentive equity allocations.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

          All portfolio transactions are placed on behalf of the Portfolios by SSgA FM. Purchases and sales of securities on a securities exchange are effected through brokers who charge a commission for their services. Ordinarily commissions are not charged on over the counter orders (i.e. debt securities and money market investments) because a Portfolio pays a spread which is included in the cost of the security, and is the difference between the dealer's cost and the cost to a Portfolio. When a Portfolio executes an over the counter order with an electronic communications network, an alternative trading system or a non-market maker, a commission is charged because there is no spread on the trade. Securities may be purchased from underwriters at prices that include underwriting fees.

          Each Portfolio's investment advisory agreement authorizes SSgA FM to place, in the name of the Portfolio, orders for the execution of the securities transactions in which the Portfolio is authorized to invest, provided SSgA FM seeks the best overall terms for the transaction. In selecting brokers or dealers (including affiliates of SSgA FM), SSgA FM chooses the broker-dealer deemed most capable of providing the services necessary to obtain the most favorable execution (the most favorable cost or net proceeds reasonably obtainable under the circumstances). The full range of brokerage services applicable to a particular transaction may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting, and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending on the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker-dealers. SSgA FM does not currently use any Portfolio's assets for soft-dollar arrangements. SSgA FM does not presently participate in any soft dollar arrangements. It may aggregate trades with clients of State Street Global Advisors whose commission dollars are used to generate soft dollar credits. Although SSgA FM's clients' commissions are not used for soft dollars, the clients may benefit from the soft dollar products/services received by State Street Global Advisors.

          The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

          Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of beneficial interests in each Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Portfolio may not be transferred.

          Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the

Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

          Under Massachusetts law, interestholders in a Massachusetts trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims interestholder liability for acts or obligations of the Trust and provides for indemnification out of the Trust's or Portfolios' property for any claim or liability to which the interestholder may become subject by reason of being or having been an interestholder and for reimbursement of the interestholder for all legal and other expenses reasonably incurred by the interestholder in connection with any such claim or liability. Thus the risk of an interestholder's incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust would be unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

          Beneficial interests of the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchasing Beneficial Interests" and "Redeeming Beneficial Interests" in Part A.

          Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the "NYSE") is open for trading ("Business Day"). This determination is made each Business Day at the close of regular trading on the NYSE (the "Valuation Time") based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Washington's Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

          It is the Tax Free Money Market Portfolio's policy to use its best efforts to attempt to maintain a constant price per share of $1.00 respectively, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Tax Free Money Market Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Tax Free Money Market Portfolio would receive if they sold the instrument.

          For example, in periods of declining interest rates, the daily yield on the Tax Free Money Market Portfolio's shares computed by dividing the annualized daily income on the Portfolio's portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the daily yield on each Tax Free Money Market Portfolio's shares computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

          The Trustees have established procedures reasonably designed to stabilize the Tax Free Money Market Portfolio's price per share at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of the Money Portfolio's NAVs using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and
(3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

          The Portfolios' securities will be valued pursuant to guidelines established by the Board of Trustees.

ITEM 19. TAXATION OF THE PORTFOLIOS

          The Trust is organized as a business trust under Massachusetts Law. It is intended that each Portfolio operate and be treated as a partnership for federal income tax purposes and not as a "publicly traded partnership."

As a result, a Portfolio should not be subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its allocable share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash or property distributions from the Portfolio. The determination of such share will be made in accordance with the Code, and the regulations promulgated thereunder. Although the partnership is not subject to federal income tax, the Trust will file the appropriate income tax returns.

          It is intended that each Portfolio's assets, and the income generated therefrom, will be managed in such a way that a feeder will meet the qualification and distribution requirements of Sections 851 and 852 of the Code, and other provisions of the Code (including, but not limited to, 852(b)(5) and 853) so as to produce the same tax treatment for investors in the feeders as if the feeders were investing directly in the assets held by the Portfolio.

          An investor's adjusted tax basis in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain, and reduced, but not below zero, by the amounts of its distributive share of items of net loss and the amounts of any distributions received by the investor. In general, an investor (including a feeder fund) may reduce or terminate its interest in a Portfolio, and receive cash and/or other property therefor, up to the value of its adjusted tax basis in the Portfolio without recognizing any gain or loss. In such cases,
(i) where a Portfolio distributes property (other than money) to an investor other than in termination of its interest therein, the investor will take the property at a "carryover" tax basis, i.e., its tax basis in the hands of the Portfolio, although not in excess of the investor's basis in its interest in the Portfolio, and (ii) where a Portfolio distributes property (other than money) to an investor in termination of its interest therein, the investor will take the property at a tax basis equal to its tax basis in its interest in the Portfolio. However, in certain circumstances an "in-kind" distribution may trigger gain or loss to that investor or gain to another investor, and the recognition of such gain or loss will affect the basis of the distributed property. To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in the Portfolio, the investor will generally realize gain for federal income tax purposes. If, upon complete withdrawal (i.e., redemption of entire interest in the Portfolio), the investor's adjusted tax basis in its interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes.

          Taxation of Certain Financial Instruments. The Limited Duration Bond Portfolio may enter into futures contracts, options on futures contracts and options on securities indices. Such contracts held by the Portfolio at the close of its taxable year will generally be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "marking-to-market." Forty percent of any gain or loss resulting from this constructive sale will be treated as short-term capital gain or loss and 60 percent of such gain or loss will be treated as long-term capital gain or loss without regard to the period the Portfolio actually held the instruments. The amount of any capital gain or loss actually realized by the Portfolio in a subsequent sale or other disposition of the instruments is adjusted to reflect any capital gain or loss taken into account in a prior year as a result of the constructive sale of the instruments. The hedging transactions undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains or losses realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized.

          The Portfolio may make one or more of the elections available under the Code which are applicable to so-called tax straddles under Section 1092. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions will be determined under the rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions. Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be reported to investors and which will be taxable to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a Portfolio that did not engage in such hedging transactions.

          Foreign Income. Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio's assets to be invested in various countries will vary. If a Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations, an investor in the Portfolio that is a regulated investment company ("RIC") may make an election pursuant to which certain foreign taxes paid by it would be treated as having been paid directly by its shareholders. Pursuant to such election, the RIC's share of the amount of foreign taxes paid by the Portfolio will be included in the income of the RIC's shareholders, and such shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each investor will be notified after the close of the Portfolio's taxable year as to the amount of the foreign taxes allocable to the investor for that year and, such notification will designate
(a) the RIC investor's portion of the foreign taxes paid to each such country and (b) the portion which represents income derived from sources within each such country.

          The amount of foreign taxes for which an investor may claim a credit in any year will generally be subject to a separate limitation for "passive income," which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by a Portfolio on the sale of foreign securities will be treated as U.S.-source income, the available credit for foreign taxes paid with respect to such gains may be restricted by this limitation.

General Considerations

          The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

          Some investors may be subject to a withholding tax on distributions of ordinary income, capital gains and any cash received on redemption of an interest. Generally, investors subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Trust or who, to the Trust's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding. Non-U.S. investors in the Portfolios should consult their tax advisers concerning the tax consequences of ownership of an interest in a Portfolio, including the possibility that distributions may be subject to a 30 percent United States withholding tax (or a reduced rate of withholding provided by treaty).

ITEM 20. UNDERWRITERS

          Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

ITEM 21. CALCULATION OF PERFORMANCE DATA

          Not applicable.

ITEM 22. FINANCIAL STATEMENTS

          There is no financial information for the Portfolios since the Portfolios had not commenced operations prior to the date of this SAI.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") - LONG TERM DEBT RATINGS. The following is a description of Moody's debt instrument ratings.

     Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risk appear somewhat larger than that of the Aaa securities.

     A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

STANDARD & POOR'S RATING GROUP ("S&P"). S&P's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

     AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

     A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

RATINGS OF COMMERCIAL PAPER

MOODY'S. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

     Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

          -    Leading market positions in well-established industries.

          -    High rates of return on funds employed.

          - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

          - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

          - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

     Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

     A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.

     A-2 - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

FITCH, INC. ("FITCH"). Commercial paper rated by Fitch reflects Fitch's current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer's paper as F-1, F-2, F-3, or F-4.

     F-1 - This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.

     F-2 - Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

APPENDIX B

                            STATE STREET MASTER FUNDS
                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

                       PROXY VOTING POLICY AND PROCEDURES

The Board of Trustees of State Street Master Funds and State Street Institutional Investment Trust (the "Trusts") has determined that it is in the best interests of the Trusts and their respective series (each, a "Fund" and collectively, the "Funds") for the Trusts to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Funds.

I. POLICY

It is the policy of the Trusts to delegate the responsibility for voting proxies relating to portfolio securities held by the Funds to SSgA Funds Management, Inc. (the "Adviser") as a part of the Adviser's general management of the Funds' portfolios, subject to the Board's continuing oversight. The Board of Trustees of the Trusts (the "Board") hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Fund consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Funds.

II. FIDUCIARY DUTY

The right to vote a proxy with respect to portfolio securities held by a Fund is an asset of such Fund. The Adviser, to which authority to vote on behalf of the Funds is delegated, acts as a fiduciary of the Funds and must vote proxies in a manner consistent with the best interest of the Funds and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III. PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:

     A. Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

     B. Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trusts at least annually. Such voting record information shall be in a form acceptable to the Trusts and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trusts and the Adviser may agree to from time to time. With respect to those proxies that the Adviser has identified as involving a conflict of interest(1), the Adviser shall submit a separate report indicating

----------
(1) As it is used in this document, the term "conflict of interest" refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Funds which could potentially compromise the principal underwriter's or Adviser's independence of judgment and action with respect to the voting of the proxy.

     the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

     C. Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

     D. Conflicts of Interest. Any actual or potential conflicts of interest between a Fund's principal underwriter or Adviser and the applicable Fund's shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser's application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of the Trusts that a conflict of interest cannot be resolved under the Adviser's Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trusts of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV. REVOCATION

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V. ANNUAL FILING

The Trusts shall file an annual report of each proxy voted with respect to portfolio securities of the Funds during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.(2)

VI. DISCLOSURES

     A. The Trusts shall include in its registration statement:

          1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

          2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts' toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission's (the "SEC") website.

     B. The Trusts shall include in its annual and semi-annual reports to shareholders:

          1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trusts to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trusts' toll-free telephone number; through a specified Internet address, if applicable; and on the SEC's website; and

          2. A statement disclosing that information regarding how the Trusts voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trusts' toll-free telephone number; or through a specified Internet address; or both; and on the SEC's website.

----------
(2) The Trusts must file their first report on Form N-PX not later than August 31, 2004, for the twelve-month period beginning July 1, 2003, and ending June 30, 2004.

VII. REVIEW OF POLICY.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

APPENDIX C

PROXY VOTING POLICY                                       (SSGA LOGO)
                                                          Funds Management, Inc.

INTRODUCTION

SSgA Funds Management, Inc. ("FM") seeks to vote proxies in the best interests of its clients. In the ordinary course, this entails voting proxies in a way which FM believes will maximize the monetary value of each portfolio's holdings. FM takes the view that this will benefit our direct clients (e.g. investment funds) and, indirectly, the ultimate owners and beneficiaries of those clients (e.g. fund shareholders).

Oversight of the proxy voting process is the responsibility of the State Street Global Advisors (SSgA) Investment Committee. The SSgA Investment Committee reviews and approves amendments to the FM Proxy Voting Policy and delegates authority to vote in accordance with this policy to Proxy Voting Services. FM retains the final authority and responsibility for voting. In addition to voting proxies, FM:

     1) describes its proxy voting procedures to its clients in Part II of its Form ADV;

     2)   provides the client with this written proxy policy, upon request;

     3) discloses to its clients how they may obtain information on how FM voted the client's proxies;

     4)   matches proxies received with holdings as of record date;

     5)   reconciles holdings as of record date and rectifies any discrepancies;

     6) generally applies its proxy voting policy consistently and keeps records of votes for each client;

     7)   documents the reason(s) for voting for all non-routine items; and

     8) keeps records of such proxy voting available for inspection by the client or governmental agencies.

PROCESS

The SSgA FM Manager of Corporate Governance is responsible for monitoring proxy voting. As stated above, oversight of the proxy voting process is the responsibility of the SSgA Investment Committee, which retains oversight responsibility for all investment activities of all State Street Corporation investment firms.

In order to facilitate our proxy voting process, FM retains a firm with expertise in the proxy voting and corporate governance fields to assist in the due diligence process. The Manager of Corporate Governance is responsible, working with this firm, for ensuring that proxies are submitted in a timely manner.

All proxies received on behalf of FM clients are forwarded to our proxy voting firm. If (i) the request falls within one of the guidelines listed below, and
(ii) there are no special circumstances relating to that company or proxy which come to our attention (as discussed below), the proxy is voted according to our guidelines.

However, from time to time, proxy votes will be solicited which (i) involve special circumstances and require additional research and discussion or (ii) are not directly addressed by our policies. These proxies are identified through a number of methods, including but not limited to notification from our third party proxy voting specialist, concerns of clients, review by internal proxy specialists, and questions from consultants.

In instances of special circumstances or issues not directly addressed by our policies, the Chairman of the Investment Committee is consulted for a determination of the proxy vote. The first determination is whether there is a material conflict of interest between the interests of our client and those of FM. If the Manager of Corporate Governance and the Chairman of the Investment Committee determine that there is a material conflict, the process detailed below under "Potential Conflicts" is followed. If there is no material conflict, we examine each of the issuer's proposals in detail in seeking to determine what vote would be in the best interests of our clients. At this point, the Chairman of the Investment Committee makes a voting decision based on maximizing the monetary value of each portfolios' holdings. However, the Chairman of the Investment Committee may determine that a proxy involves the consideration of particularly significant issues and present the proxy to the entire Investment Committee for a decision on voting the proxy.

FM also endeavors to show sensitivity to local market practices when voting proxies of non-U.S. issuers. SSgA votes in all markets where it is feasible to do so. Note that certain custodians utilized by our clients do not offer proxy voting in every foreign jurisdiction. In such a case, FM will be unable to vote such a proxy.

VOTING

For most issues and in most circumstances, we abide by the following general guidelines. However, as discussed above, in certain circumstances, we may determine that it would be in the best interests of our clients to deviate from these guidelines.

Management Proposals

I. Generally, SSgA votes in support of management on the following ballot items, which are fairly common management sponsored initiatives.

     - Elections of directors who do not appear to have been remiss in the performance of their oversight responsibilities and who do not simultaneously serve on an unreasonable (as determined by SSgA based on the particular facts and circumstances) number of other boards(other than those affiliated with the issuers)

     -    Approval of auditors

     -    Directors' and auditors' compensation

     -    Directors' liability and indemnification

     -    Discharge of board members and auditors

     -    Financial statements and allocation of income

     - Dividend payouts that are greater than or equal to country and industry standards

     -    Authorization of share repurchase programs

     -    General updating of or corrective amendments to charter

     -    Change in Corporation Name

     -    Elimination of cumulative voting

II. Generally, SSgA votes in support of management on the following items, which have potentially substantial financial or best-interest impact:

     - Capitalization changes which eliminate other classes of stock and voting rights

     - Changes in capitalization authorization for stock splits, stock dividends, and other specified needs which are no more than 50% of the existing authorization for U.S. companies and no more than 100% of existing authorization for non-U.S. companies

     - Elimination of pre-emptive rights for share issuance of less than a given percentage (country specific - ranging from 5% to 20%) of the outstanding shares

     -    Elimination of "poison pill" rights

     - Stock purchase plans with an exercise price of not less that 85% of fair market value

     -    Stock option plans which are incentive based and not excessive

     -    Other stock-based plans which are appropriately structured

     -    Reductions in super-majority vote requirements

     -    Adoption of anti-"greenmail" provisions

III. Generally, SSgA votes against management on the following items, which have potentially substantial financial or best interest impact:

     - Capitalization changes that add "blank check" classes of stock or classes that dilute the voting interests of existing shareholders

     - Changes in capitalization authorization where management does not offer an appropriate rationale or which are contrary to the best interest of existing shareholders

     - Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

     - Amendments to bylaws which would require super-majority shareholder votes to pass or repeal certain provisions

     -    Elimination of Shareholders' Right to Call Special Meetings

     -    Establishment of classified boards of directors

     - Reincorporation in a state which has more stringent anti-takeover and related provisions

     - Shareholder rights plans that allow the board of directors to block appropriate offers to shareholders or which trigger provisions preventing legitimate offers from proceeding

     -    Excessive compensation

     - Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholders if triggered

     -    Adjournment of Meeting to Solicit Additional Votes

     - "Other business as properly comes before the meeting" proposals which extend "blank check" powers to those acting as proxy

     - Proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

IV. SSgA evaluates Mergers and Acquisitions on a case-by-case basis. Consistent with our proxy policy, we support management in seeking to achieve their objectives for shareholders. However, in all cases, SSgA uses its discretion in order to maximize shareholder value. SSgA generally votes as follows:

     - Against offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

     - For offers that concur with index calculators treatment and our ability to meet our clients return objectives for passive funds

     - Against offers when there are prospects for an enhanced bid or other bidders

     - For proposals to restructure or liquidate closed end investment funds in which the secondary market price is substantially lower than the net asset value

Shareholder Proposals

Traditionally, shareholder proposals have been used to encourage management and other shareholders to address socio-political issues. SSgA believes that it is inappropriate to use client assets to attempt to affect such issues. Thus, we examine shareholder proposals primarily to determine their economic impact on shareholders.

I. Generally, SSgA votes in support of shareholders on the following ballot items, which are fairly common shareholder-sponsored initiatives:

          - Requirements that auditors attend the annual meeting of shareholders

          - The establishment of annual elections of the board of directors unless the board is composed by a majority of independent directors, the board's key committees (auditing, nominating and compensation) are composed of independent directors, and there are no other material governance issues or performance issues

          - Mandates requiring a majority of independent directors on the Board of Directors and the audit, nominating, and compensation committees

          - Mandates that amendments to bylaws or charters have shareholder approval

          - Mandates that shareholder-rights plans be put to a vote or repealed

          -    Establishment of confidential voting

          - Expansions to reporting of financial or compensation-related information, within reason

          -    Repeals of various anti-takeover related provisions

          -    Reduction or elimination of super-majority vote requirements

          -    Repeals or prohibitions of "greenmail" provisions

          -    "Opting-out" of business combination provisions

          - Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

          - Disclosure of Auditor and Consulting relationships when the same or related entities are conducting both activities

          - Establishment of selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function

          - Mandates that Audit, Compensation and Nominating Committee members should all be independent directors

          - Mandates giving the Audit Committee the sole responsibility for the selection and dismissal of the auditing firm and any subsequent result of audits are reported to the audit committee

II. SSgA votes against shareholders on the following initiatives, which are fairly common shareholder-sponsored initiatives:

     -    Limits to tenure of directors

     - Requirements that candidates for directorships own large amounts of stock before being eligible to be elected

     -    Restoration of cumulative voting in the election of directors

     - Requirements that the company provide costly, duplicative, or redundant reports; or reports of a non-business nature

     - Restrictions related to social, political, or special interest issues which affect the ability of the company to do business or be competitive and which have significant financial or best-interest impact

     - Proposals which require inappropriate endorsements or corporate actions

     - Requiring the company to expense stock options unless already mandated by FASB (or similar body) under regulations that supply a common valuation model

     - Proposal asking companies to adopt full tenure holding periods for their executives

     - Proposals requiring the disclosure of executive retirement benefits if the issuer has an independent compensation committee

Shareholder Activism

We at FM agree entirely with the United States Department of Labor's position that "where proxy voting decisions may have an effect on the economic value of the plan's underlying investment, plan fiduciaries should make proxy voting decisions with a view to enhancing the value of the shares of stock" (IB 94-2). Our proxy voting policy and procedures are designed to ensure that our clients receive the best possible returns on their investments. We meet directly with corporation representatives and participate in conference calls and third-party inquiries in order to ensure our processes are as fully informed as possible.

Through our membership in the Council of Institutional Investors as well as our contact with corporate pension plans, public funds, and unions, we are also able to communicate extensively with other shareholders regarding events and issues relevant to individual corporations, general industry, and current shareholder concerns.

In addition, FM monitors "target" lists of underperforming companies prepared by various shareholder groups, including: California Public Employee Retirement System, The City of New York - Office of the Comptroller, International Brotherhood of Teamsters, and Council of Institutional Investors. Companies, so identified, receive an individual, systematic review by the Corporate Governance Subcommittee of SSgA's Investment Committee.

As an active shareholder, FM's role is to ensure that corporate policies serve the best interests of the corporation's investor-owners. Though we do not seek involvement in the day-to-day operations of an organization, we recognize the need for conscientious oversight of and input into management decisions that may affect a company's value. To that end, our monitoring of corporate management and industry events is substantially more detailed than that of the typical voter. We have demonstrated our willingness to vote against management-sponsored initiatives and to support shareholder proposals when appropriate. To date we have not filed proposals or initiated letter-writing or other campaigns, but have used our active participation in the corporate governance process--especially the proxy voting process--as the most effective means by which to communicate our and our clients' legitimate shareholder concerns. Should an issue arise in conjunction with a specific corporation that cannot be satisfactorily resolved through these means, we shall consider other approaches.

Through the consistent, conscientious execution of our responsibilities as both fiduciary and shareholder, FM is able to promote the best interests of its fellow shareholders and its clients. The SSgA Funds Management, Inc. Proxy Voting Policy provides for this active, informed participation in the management of those corporations in which we hold shares.

POTENTIAL CONFLICTS

As discussed above under Process, from time to time, FM will review a proxy which presents a potential material conflict. For example, FM or its affiliates may provide services to a company whose management is soliciting proxies, or to another entity which is a proponent of a particular proxy proposal. Another example could arise when FM has business or other relationships with participants involved in proxy contests, such as a candidate for a corporate directorship.

As a fiduciary to its clients, FM takes these potential conflicts very seriously. While FM's only goal in addressing any such potential conflict is to ensure that proxy votes are cast in the clients' best interests and are not affected by FM's potential conflict, there are a number of courses FM may take. The final decision as to which course to follow shall be made by the Investment Committee.

When the matter falls clearly within one of the proposals enumerated above, casting a vote which simply follows FM's pre-determined policy would eliminate FM's discretion on the particular issue and hence avoid the conflict.

In other cases, where the matter presents a potential material conflict and is not clearly within one of the enumerated proposals, or is of such a nature that FM believes more active involvement is necessary, the Chairman of the Investment Committee shall present the proxy to the Investment Committee, who will follow one of two courses of action. First, FM may employ the services of a third party, wholly independent of FM, its affiliates and those parties involved in the proxy issue, to determine the appropriate vote.

Second, in certain situations the Investment Committee may determine that the employment of a third party is unfeasible, impractical or unnecessary. In such situations, the Investment Committee shall make a decision as to the voting of the proxy. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of FM's clients, shall be formalized in writing as a part of the minutes to the Investment Committee. As stated above, which action is appropriate in any given scenario would be the decision of the Investment Committee in carrying out its duty to ensure that the proxies are voted in the clients', and not FM's, best interests.

RECORDKEEPING

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM's office:

     1) FM's Proxy Voting Policy and any additional procedures created pursuant to such Policy;

     2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

     3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

     4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

     5) a copy of each written request from a client, and response to the client, for information on how FM voted the client's proxies.

DISCLOSURE OF CLIENT VOTING INFORMATION

Any client who wishes to receive information on how its proxies were voted should contact its FM client service officer.

PART C

We have omitted responses to Items 23(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

ITEM 23. EXHIBITS

(a) Second Amended and Restated Declaration of Trust was filed as Exhibit (a) to Amendment No. 1 to the Trust's Registration Statement on Form N-1A was filed as Exhibit (a) to Post-Effective Amendment No. 6 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(b) Third Amended and Restated By-laws of the Trust were filed as Exhibit (b) to Amendment No. 5 to the Trust's Registration Statement on Form N-1A was filed as Exhibit (b) to Post-Effective Amendment No. 6 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(c)    Not applicable.

(d)(1) Investment Advisory Agreement between SSgA Funds Management, Inc. and the Trust was filed as Exhibit (d)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(d)(2) Form of Fee Waiver and Expense Reimbursement Agreement between SSgA Funds Management, Inc. and the Trust with respect to the State Street Money Market Portfolio was filed as Exhibit (d)(2) to Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(d)(3) Form of Amendment to Investment Advisory Agreement between SSgA Funds Management, Inc. and the Trust with respect to State Street Limited Duration Bond Portfolio, State Street Tax Free Limited Duration Bond Portfolio and State Street Tax Free Money Market Portfolio is filed herewith.

(d)(4) Form of Fee Waiver and Expense Reimbursement Agreement between SSgA Funds Management, Inc. and the Trust with respect to State Street Limited Duration Bond Portfolio, State Street Tax Free Limited Duration Bond Portfolio and State Street Tax Free Money Market Portfolio is filed herewith.

(f)    Not applicable.

(g)(1) Custodian Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (g)(1) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(2) Amendment to Custodian Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (g)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(h)(1) Transfer Agent and Services Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (h)(1) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(2) Administration Agreement between State Street Bank and Trust Company and the Trust was filed as Exhibit (h)(2) to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(j)    Not applicable.

(l)    Not applicable.

(m)    Not applicable.

(n)    Not applicable.

(p)(1) Joint Code of Ethics of the Trust and State Street Institutional Investment Trust was filed as Exhibit (p)(1) to Post-Effective Amendment No. 6 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

(p)(2) Amended Code of Ethics of SSgA Funds Management, Inc. was filed as Exhibit (p)(2) to Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-1A and is incorporated by reference herein.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PORTFOLIO

See Item 14 in Part B for information regarding ownership of the State Street Limited Duration Bond Portfolio, State Street Tax Free Limited Duration Bond Portfolio and State Street Tax Free Money Market Portfolio.

ITEM 25. INDEMNIFICATION

Pursuant to Section 5.3 of the Trust's Second Amended and Restated Declaration of Trust and under Section 4.8 of the Trust's By-Laws, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Trust. The Trust may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Trust unless their conduct is later determined to permit indemnification.

Pursuant to Section 5.2 of the Trust's Second Amended and Restated Declaration of Trust, no Trustee, officer, employee or agent of the Trust shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust. Pursuant to paragraph 9 of the Trust's Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the provisions of Rule 484 under the Act, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Trust maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of Trust, or who is or was serving at the request of Trust as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position. However, in no event will Trust maintain insurance to indemnify any such person for any act for which Trust itself is not permitted to indemnify him/her.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

See "Management of the Trust" in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

STATE STREET MASTER FUNDS                      PO Box 5049
                                               Boston, MA 02206

SSgA FUNDS MANAGEMENT, INC. (the Investment    State Street Financial Center
Adviser)                                       One Lincoln Street
                                               Boston, MA 02111

STATE STREET BANK AND TRUST COMPANY            2 Avenue de Lafayette
(Custodian, Administration and Transfer Agent) Boston, MA 02111

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Trust, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 6th day of February, 2007.

STATE STREET MASTER FUNDS


By: /s/ James E. Ross
    ---------------------------------
    James E. Ross
    President (Principal Executive
    Officer)


By: /s/ Gary L. French
    ---------------------------------
    Gary L. French
    Treasurer (Principal Accounting
    Officer)

                                  EXHIBIT LIST

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
(d)(3)        Form of Amendment to Investment Advisory Agreement between SSgA
              Funds Management, Inc. and the Trust with respect to State Street
              Limited Duration Bond Portfolio, State Street Tax Free Limited
              Duration Bond Portfolio and State Street Tax Free Money Market
              Portfolio

(d)(4)        Form of Fee Waiver and Expense Reimbursement Agreement between
              SSgA Funds Management, Inc. and the Trust with respect to State
              Street Limited Duration Bond Portfolio, State Street Tax Free
              Limited Duration Bond Portfolio and State Street Tax Free Money
              Market Portfolio